                                                                    EXHIBIT 10.1











                    AMENDED AND RESTATED SEPARATION AGREEMENT


                        DATED AS OF _______________, 2001


                                  BY AND AMONG


                              KPMG CONSULTING, LLC


                              KPMG CONSULTING, INC.


                                       AND


                                    KPMG LLP



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                                TABLE OF CONTENTS


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ARTICLE I

         DEFINITIONS, INTERPRETATIONS AND EFFECTIVENESS
         Section 1.1 Definitions..................................................................................2
         Section 1.2 Rules of Construction.......................................................................10
         Section 1.3 Schedules and Exhibits......................................................................11
         Section 1.4 Construction................................................................................11
         Section 1.5 Effectiveness of this Agreement.............................................................11

ARTICLE II

         THE SEPARATION
         Section 2.1 The Separation..............................................................................11
         Section 2.2 Issuance and Delivery of the Membership Units...............................................12
         Section 2.3 KPMG Board Action...........................................................................13
         Section 2.4 Additional Approvals........................................................................13

ARTICLE III

         TRANSFERS TO CONSULTING
         Section 3.1 Transferred Assets..........................................................................13
         Section 3.2 Excluded Assets.............................................................................17
         Section 3.3 Assumed Liabilities.........................................................................17
         Section 3.4 Retained Liabilities........................................................................19
         Section 3.5 Certain Leased Assets.......................................................................20
         Section 3.6 Determination of the Asset/Liability Schedule...............................................20
         Section 3.7 Adjustment..................................................................................20
         Section 3.8 Separation Note.............................................................................21

ARTICLE IV

         ORGANIZATION OF CONSULTING
         Section 4.1 Organization of Consulting..................................................................21

ARTICLE V

         OTHER CLOSING MATTERS
         Section 5.1 Instruments of Conveyance...................................................................22
         Section 5.2 No Representations or Warranties............................................................22
         Section 5.3 Non-Assignment..............................................................................23

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         Section 5.4 Further Assurances..........................................................................23
         Section 5.5 Release of KPMG.............................................................................25
         Section 5.6 Execution of Ancillary Agreements...........................................................25
         Section 5.7 Resignations................................................................................25

ARTICLE VI

         CERTAIN COVENANTS
         Section 6.1 Conduct of Consulting Business Pending the Effective Date...................................26
         Section 6.2 Insurance Policies and Claims Administration................................................26
         Section 6.3 Letters of Credit...........................................................................28
         Section 6.4 Guarantee Obligations.......................................................................28
         Section 6.5 Litigation..................................................................................30
         Section 6.6 Consulting Bank Accounts....................................................................31
         Section 6.7 Occupancy...................................................................................31
         Section 6.8 Compliance with Auditor Independence Rules..................................................31
         Section 6.9 Shared Contracts............................................................................31
         Section 6.10 Collection of Receivables..................................................................32
         Section 6.11 Notice of Separation.......................................................................33
         Section 6.12 Waiver of Certain Provisions of the Partnership Agreement..................................33
         Section 6.13 No Cross Employment........................................................................33

ARTICLE VII

         INTELLECTUAL PROPERTY
         Section 7.1 License of Consulting Intellectual Property to KPMG.........................................34
         Section 7.2 License of KPMG Intellectual Property to Consulting.........................................35
         Section 7.3 No Transfers................................................................................36
         Section 7.4 Limitation..................................................................................36
         Section 7.5 Further Assurances..........................................................................37

ARTICLE VIII

         EMPLOYEES AND EMPLOYEE BENEFITS
         Section 8.1 Consulting Employee.........................................................................37
         Section 8.2 Employment of Consulting Employees..........................................................38
         Section 8.3 Terminations/Layoff/Severance...............................................................38
         Section 8.4 International Consulting Employees..........................................................38
         Section 8.5 Employment Solicitation.....................................................................38
         Section 8.6 Leave of Absence Policies...................................................................39
         Section 8.7 Withdrawal From Participation in KPMG Plans and Establishment of Consulting Plans...........39
         Section 8.8 Transfer of Savings Plan Account Balances...................................................40
         Section 8.9 Entitlement to Distributions Under Pension Plans............................................40
         Section 8.10 Workers' Compensation......................................................................40
         Section 8.11 Vacation Pay Policy........................................................................40
         Section 8.12 Information to Be Provided to KPMG.........................................................41
         Section 8.13 Welfare Benefits and COBRA.................................................................41
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ARTICLE IX

         ACCESS TO INFORMATION
         Section 9.1 Access to Information.......................................................................41
         Section 9.2 Production of Witnesses.....................................................................42
         Section 9.3 Provision of Corporate Records..............................................................43
         Section 9.4 Confidentiality.............................................................................43
         Section 9.5 Privileged Matters..........................................................................44
         Section 9.6 Service of Process..........................................................................46

ARTICLE X

         CONDITIONS PRECEDENT TO SEPARATION
         Section 10.1 No Actions.................................................................................46
         Section 10.2 Consents...................................................................................46
         Section 10.3 Pre-Separation Transactions................................................................46
         Section 10.4 Ancillary Agreements.......................................................................46
         Section 10.5 Board Approval.............................................................................46
         Section 10.6 KPMG Partner Approval......................................................................46
         Section 10.7 Election of Consulting Board...............................................................46
         Section 10.8 Satisfaction of Conditions.................................................................47
         Section 10.9 Tax Opinion................................................................................47

ARTICLE XI

         EXPENSES; TRANSACTION TAXES
         Section 11.1 Allocation of Expenses.....................................................................47
         Section 11.2 Transaction Taxes..........................................................................47

ARTICLE XII

         SURVIVAL, INDEMNIFICATION, CLAIMS AND OTHER MATTERS
         Section 12.1 Survival...................................................................................47
         Section 12.2 Indemnification............................................................................47
         Section 12.3 Procedure for Indemnification..............................................................49
         Section 12.4 Direct Claims..............................................................................51
         Section 12.5 Adjustment of Indemnifiable Losses.........................................................52
         Section 12.6 Contribution...............................................................................53
         Section 12.7 No Third Party Beneficiaries...............................................................53
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ARTICLE XIII

         DISPUTE RESOLUTION
         Section 13.1 Escalation.................................................................................53
         Section 13.2 Submission to Mediation....................................................................54
         Section 13.3 Arbitration................................................................................54
         Section 13.4 Injunctive Relief..........................................................................54

ARTICLE XIV

         MISCELLANEOUS PROVISIONS
         Section 14.1 Entire Agreement...........................................................................55
         Section 14.2 Choice of Law..............................................................................55
         Section 14.3 Amendment; Waiver..........................................................................55
         Section 14.4 Severability...............................................................................55
         Section 14.5 Counterparts; Signatures...................................................................56
         Section 14.6 Records Retention..........................................................................56
         Section 14.7 Beneficiaries..............................................................................56
         Section 14.8 Notices....................................................................................56
         Section 14.9 Termination................................................................................57
         Section 14.10 Schedules and Exhibits....................................................................57
         Section 14.11 Performance...............................................................................57
         Section 14.12 Assignability.............................................................................58
         Section 14.13 Publicity.................................................................................58
         Section 14.14 Specific Performance......................................................................58
         Section 14.15 Limitation................................................................................58
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Schedules
---------

Schedule 1.1 - Audited Balance Sheet of Consulting
Schedule 2.2 - Transfer of Partner Shares
Schedule 3.1(a)- Listed Assets
Schedule 3.1(c)(i)- Contracts Relating to Acquisitions or Divestitures
Schedule 3.1(c)(ii)- Consulting Contracts
Schedule 3.1(c)(iii)- Government Contracts
Schedule 3.1(c)(iv)- Supplier Contracts Categories
Schedule 3.1(c)(v)- Joint Development and Confidentiality Contracts
Schedule 3.1(c)(vi)- Telecommunications Contracts
Schedule 3.1(c)(vii)- Contracts relating to Third Party Software
Schedule 3.1(e)- Technical and Business Materials
Schedule 3.1(f)(i)- Patents
Schedule 3.1(f)(ii)- Copyrights
Schedule 3.1(f)(iii)- Trade Names, Trademarks
Schedule 3.1(f)(iv)- Software
Schedule 3.1(g)- Permits and Licenses
Schedule 3.1(i)- Transferred Subsidiaries, Joint Ventures and Minority Interests
Schedule 3.1(m)- Loans
Schedule 3.3(a)- Liabilities of KPMG
Schedule 3.3(c)- KPMG Subsidiary Loans
Schedule  3.3(f)- Environmental Liabilities
Schedule 3.5 - Leased Personal Property
Schedule 4.1 - Consulting Directors and Officers
Schedule 6.4(a)- KPMG Guarantees
Schedule 6.4(b)- Surety Bonds
Schedule 6.5(a)- Consulting Assumed Actions




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Exhibits
--------

Exhibit A - Consulting Non-Eligible Member Agreement
Exhibit B - Consulting Non-Qualified Member Distribution Agreement Exhibit C - Consulting Qualified Member Distribution Agreement Exhibit D - Non-Competition Agreement
Exhibit E - KPMG Non-Qualified Member Distribution Agreements Exhibit F - KPMG Qualified Member Distribution Agreements
Exhibit G - Leased Asset Agreement
Exhibit H - Operating Agreement
Exhibit I - Transition Services Agreement
Exhibit J - Registration Rights Agreement
Exhibit K - Form of Separation Note
Exhibit L - Form of Note
Exhibit M - Certificate of Incorporation of Consulting, Inc. Exhibit N - By-laws of Consulting, Inc.



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                    AMENDED AND RESTATED SEPARATION AGREEMENT


          AMENDED AND RESTATED SEPARATION AGREEMENT (this "Agreement"), dated as of __________________, 2001, by and among KPMG LLP, a Delaware limited liability partnership ("KPMG"), KPMG Consulting, Inc., a Delaware corporation ("Consulting, Inc.") and, prior to the Separation (as hereinafter defined), a wholly-owned Subsidiary (as hereinafter defined) of KPMG, and KPMG Consulting, LLC, a Delaware limited liability company ("LLC" and collectively with Consulting, Inc., "Consulting") and, prior to the Separation, a wholly-owned Subsidiary of KPMG.


                               W I T N E S S E T H

          WHEREAS, KPMG, itself and through its Subsidiaries, was engaged, inter alia, in the management and information technology consulting services business;

          WHEREAS, the Board of Directors of KPMG determined that it would be advisable and in the best interests of KPMG and its principals and partners for KPMG to separate its Consulting Business (as hereinafter defined) from its other businesses so that from and after the Effective Date (as hereinafter defined) the Consulting Business will be held indirectly by Consulting Inc. through its Subsidiaries (the "Separation") and in connection therewith for Consulting, Inc. to sell shares of its preferred stock, (the "Consulting Preferred Stock"), to one or more strategic investors (the "Private Placement");

          WHEREAS, the partners and principals of KPMG have duly approved the Separation and the other transactions contemplated hereby;

          WHEREAS, KPMG contributed, and cause to be contributed to LLC, (i) certain of the operating assets, properties and liabilities related to the Consulting Business held by KPMG and certain Subsidiaries of KPMG, (ii) the partners, principals and employees of KPMG related to the Consulting Business and (iii) all of the issued and outstanding shares of capital stock and other equity interests owned by KPMG and its Subsidiaries in certain of KPMG's Subsidiaries and other entities in and through which the Consulting Business is conducted;

          WHEREAS, following such contribution, (i) Consulting or one or more of the Transferred Subsidiaries (as hereinafter defined) assumed certain liabilities and obligations arising out of or relating to the Consulting Business; (ii) LLC issued Membership Units (as hereinafter defined) of LLC to KPMG and Membership Units of LLC to certain partners and principals of KPMG, and
(iii) LLC issued to KPMG certain intercompany notes; and

          WHEREAS, each of the partners and principals of KPMG who received Membership Units agreed to exchange each such Membership Unit for one share of the common stock of Consulting, Inc. (the "Consulting Common Stock"), and KPMG agreed to exchange all but one-half of one percent of the total outstanding Membership Units for Consulting Common Stock and the Note (as hereinafter defined) following the contribution and issuance of Membership Units described in the preceding paragraph (the" Exchange");



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          WHEREAS, immediately following the Separation and the Exchange, LLC was owned 99.5% by Consulting, Inc. and .5% directly by KPMG;

          WHEREAS, KPMG and Consulting previously determined that it was necessary and desirable to set forth the principal transactions required to effect the Separation and the Exchange and to set forth other agreements that will govern certain other matters in connection with the Separation and the Exchange;

          WHEREAS, KPMG and Consulting entered into a Separation Agreement dated December 29, 1999 (the "Original Agreement") setting forth the principal transactions required to effect the Separation and Exchange and other agreements governing certain other matters in connection with the Separation and Exchange;

          WHEREAS, the Original Separation Agreement became effective as of January 31, 2000 and shall remain in effect until the earlier of the occurrence of an IPO or a Change in Control (each as defined herein); and

          WHEREAS, KPMG and Consulting desire to amend and restate the Original Agreement, such amendment and restatement to be effective only upon the occurrence of the earlier of the consummation of an IPO or a Change of Control (each as defined herein)

          NOW, THEREFORE, in consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KPMG and Consulting agree as follows:

                                   ARTICLE I

                 DEFINITIONS, INTERPRETATIONS AND EFFECTIVENESS

          SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

          "ACCREDITED INVESTOR" has the meaning set forth in Rule 501(a) under the Securities Act of 1933, as amended.

          "ACTION" means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

          "AFFILIATE" means any Person controlling, controlled by, or under direct or indirect common control with a Party hereto, it being understood that KPMG International, KPMG Americas and other KPMG International member (either directly or as a subsidiary of a member), licensee or sublicensee firms are not Affiliates of the Parties hereto. It is further understood that, for the purpose of this definition, after the Separation, Consulting and its Subsidiaries (including the Transferred Subsidiaries) shall not be deemed Affiliates of KPMG. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or



                                       9
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indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGREED ADJUSTMENTS" has the meaning set forth in Section 3.7(c).

          "AGREED RATE" means the prime rate published by The Wall Street Journal under the "Money Rates" section, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

          "ANCILLARY AGREEMENTS" means collectively, the Non-Competition Agreement, the KPMG Qualified Member Distribution Agreement, the Consulting Qualified Member Distribution Agreement, the KPMG Non-Qualified Member Distribution Agreement, the Consulting Non-Qualified Member Distribution Agreement, the Consulting Non-Eligible Member Agreement, the Transition Services Agreement, the Registration Rights Agreement, the Note, the Separation Note, the Leased Asset Agreement, and all other agreements to be entered into between KPMG and Consulting and their respective Affiliates, in connection with the Separation, the Exchange and the consummation of the transactions contemplated hereby or which relate to the ongoing relationship between Consulting and KPMG and their respective Affiliates following the Separation, as each may be amended in accordance with its terms from time to time.

          "ASSET/LIABILITY SCHEDULE" has the meaning set forth in Section 3.6.

          "AUDITOR INDEPENDENCE RULES" has the meaning set forth in Section 6.8.

          "ASSUMED LIABILITIES" has the meaning set forth in Section 3.3.

          "BALANCE SHEET OF CONSULTING" means the audited Balance Sheet of Consulting as of June 30, 1999 as set forth in Schedule 1.1.

          "BENEFIT SUBSIDIARY" means any Subsidiary of KPMG whose employees are covered by the compensation policies and employee benefit plans, programs and arrangements of KPMG.

          "BOARD OF DIRECTORS" means the board of directors of the referenced entity or any duly authorized committee thereof.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes and any regulations promulgated thereunder.

          "CHANGE OF CONTROL" shall mean:

          (i) a sale or transfer to a non-affiliated third party of all or substantially all of the assets of Consulting on a consolidated basis in any transaction or series of related transactions;

          (ii) any merger, consolidation or reorganization to which Consulting is a party, except for a merger, consolidation or reorganization in which Consulting is the surviving corporation and, after giving



                                       10
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effect to such merger, consolidation or reorganization, the holders of
Consulting's outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization Consulting's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of Consulting's Board of Directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of Consulting as reasonably determined by the Board of Directors.

          (iii) any Person other than KPMG LLP or its affiliates, acquires beneficial ownership of 50% or more of the outstanding equity of Consulting generally entitled to vote on the election of directors.

          "CLAIMS OR LOSSES" means all losses, liabilities, claims, demands, settlements, penalties, fines, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise (including reasonable attorneys' fees and expenses, reasonable consultants' fees and expenses, court costs, and any and all expenses reasonably incurred in investigating, preparing for, or responding to, or defending against, any litigation or claim, commenced, made or threatened).

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any applicable state law requiring continuation coverage under a medical plan and except where the context requires otherwise, the regulations promulgated thereunder.

          "CODE" means the Internal Revenue Code of 1986, as amended, and except where the context otherwise requires, the regulations promulgated thereunder.

          "COLLECTION REPORT" has the meaning set forth in Section 6.10(b).

          "CONSULTING" has the meaning set forth in the Preamble.

          "CONSULTING ASSIGNED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.1(f).

          "CONSULTING ASSUMED ACTIONS" has the meaning set forth in Section 6.5(a).

          "CONSULTING BOOKS AND RECORDS" has the meaning set forth in Section 3.1(j).

          "CONSULTING BUSINESS" has the meaning set forth in the Non-Competition Agreement, but shall not include the Excluded Assets.

          "CONSULTING COMMON STOCK" has the meaning set forth in the Recitals.

          "CONSULTING EMPLOYEE" has the meaning set forth in Section 8.1.

          "CONSULTING, INC." has the meaning set forth in the Preamble.

          "CONSULTING INDEMNIFIED PARTIES" has the meaning set forth in Section 12.2(a).



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          "CONSULTING NON-ELIGIBLE MEMBER AGREEMENTS" means the agreements to be executed between Consulting and each of the partners or principals who are not Eligible Partners and who withdraw from KPMG and become employees of Consulting substantially in the form of Exhibit A.

          "CONSULTING NON-QUALIFIED MEMBER DISTRIBUTION AGREEMENTS means the agreements to be executed between Consulting and each of the Non-Qualified Partners who withdraw from KPMG and become employees of Consulting substantially in the form of Exhibit B.

          "CONSULTING PARTY" has the meaning set forth in Section 12.6.

          "CONSULTING PREFERRED STOCK" has the meaning set forth in the Recitals.

          "CONSULTING QUALIFIED MEMBER DISTRIBUTION AGREEMENTS" means the agreements to be executed between Consulting and each of the Qualified Partners who withdraw from KPMG and become employees of Consulting substantially in the form of Exhibit C.

          "CONSULTING SAVINGS PLAN" means the 401(K) Plan to be adopted by Consulting to provide benefits similar to the benefits provided by the KPMG Savings Plan.

          "CONSULTING SERVICES" means those services to be provided by Consulting and the Transferred Subsidiaries to their clients immediately following the Effective Date.

          "CONSULTING TRANSFERRED ACTIONS" has the meaning set forth in Section 6.5(b).

          "CONTRACTING PARTY" has the meaning set forth in Section 6.9.

          "CONTRACTS" has the meaning set forth in Section 3.1(c).

          "CONVEYANCING AND ASSUMPTION INSTRUMENTS" has the meaning set forth in
Section 5.1.

          "DISABLED EMPLOYEE" means each partner, principal or employee who would have been a Consulting Employee had he or she not been on a long-term disability leave of absence on the Effective Date and whose leave of absence commenced after June 30, 1999.

          "DISPUTE" has the meaning set forth in Section 13.1.

          "EFFECTIVE DATE" means the close of business on the date on which the closing of the Separation and Exchange occur.

          "EFFECTIVE TIME" means the time on the Effective Date on which the closing of the Separation and Exchange occur.

          "ELIGIBLE PARTNERS" means those partners or principals of KPMG who were partners or principals both on August 12, 1998 and as of the date of the signing of the definitive agreement relating to the Private Placement.

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

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and except where the context requires otherwise, the regulations promulgated thereon.

          "EXCHANGE" has the meaning set forth in the Recitals.

          "EXCLUDED ASSETS" has the meaning set forth in Section 3.2.

          "FIRST PARTY" has the meaning set forth in Section 9.4(b).

          "FOREIGN EXCHANGE RATE" means, with respect to any currency other than United States dollars, as of any date of determination, the rate on such date at which such currency may be exchanged for United States dollars as published by The Wall Street Journal under its "Currency Trading" section, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

          "INDEMNIFIED PARTY" means any Party who is entitled to receive payment from an Indemnifying Party pursuant to Article XII hereof.

          "INDEMNIFYING PARTY" means any Party who is required to pay any other person pursuant to Article XII hereof.

          "INDEMNITY PAYMENT" means the amount an Indemnifying Party is required to pay an Indemnified Party pursuant to Article XII hereof.

          "INFORMATION" has the meaning set forth in Section 9.1(a).

          "INSURANCE CHARGES" has the meaning set forth in Section 6.2(d).

          "INSURED CLAIMS" means those liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the KPMG Policies, whether or not subject to deductibles, co-insurance, uncollectability, premium adjustments (including reserves), retrospectively-rated premium adjustments or retentions, but only to the extent that such liabilities are within applicable KPMG Policy limits, including aggregates and deductibles.

          "INTELLECTUAL PROPERTY RIGHTS" means any and all United States and foreign copyrights, copyright registrations and applications therefor, nonpatented inventions, discoveries, processes, formulations, trade secrets and associated rights, know-how, technical data, all patent applications and issued patents, including continuations, continuations-in-part, divisionals, reissues, and extensions thereof, and trade names, trademarks, service marks, service names, any registrations for any of the foregoing, and any applications for such registration.

          "IPO" shall mean the initial public offering of the common stock of Consulting registered under the Securities Act of 1933, as amended.

          "KPMG" has the meaning set forth in the Preamble.

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

          "KPMG ACTIONS" has the meaning set forth in Section 6.5(d).

          "KPMG ASSUMED ACTIONS" has the meaning set forth in Section 6.5(c).

          "KPMG GUARANTEES" has the meaning set forth in Section 6.4(a).

          "KPMG GUARANTEE FEE" has the meaning set forth in Section 6.4(c).

          "KPMG INDEMNIFIED PARTIES" has the meaning set forth in Section
12.2(b).

          "KPMG INTERNATIONAL" means KPMG International, a Swiss Verein.

          "KPMG'S MEMBERSHIP UNITS" has the meaning set forth in Section 2.2(a).

          "KPMG NON-QUALIFIED MEMBER DISTRIBUTION AGREEMENTS" means the agreements to be executed between KPMG and each of the Non-Qualified Partners who will remain partners or principals of KPMG substantially in the form of Exhibit E.

          "KPMG PARTY" has the meaning set forth in Section 12.6.

          "KPMG PENSION PLAN" means the KPMG Pension Plan.

          "KPMG PLAN" means any employee benefit plan or program maintained by KPMG.

          "KPMG POLICY" and "KPMG POLICIES" have the meanings set forth in
Section 6.2(a).

          "KPMG QUALIFIED MEMBER DISTRIBUTION AGREEMENTS" means the agreements to be executed between KPMG and each of the Qualified Partners who will remain partners or principals of KPMG substantially in the form attached hereto as Exhibit F.

          "KPMG SAVINGS PLAN" means the KPMG 401(k) Plan.

          "LLC" has the meaning set forth in the Preamble.

          "LEASED ASSET AGREEMENT" means the Leased Asset Agreement among KPMG, Consulting, Inc. and LLC attached hereto as Exhibit G.

          "LIABILITIES" means any and all claims, debts, demands, actions, causes of action, suits, sum or sums of money, accounts, reckonings, bonds, specialities, indemnities, exonerations, covenants, contracts, controversies, agreements, obligations, promises, doings, omissions, variances, damages, executions and liabilities whatsoever, both at law and in equity, whether accrued, unrecorded, absolute, known or unknown, contingent or otherwise, and whether due or to become due.

          "LICENSED CONSULTING INTELLECTUAL PROPERTY" has the meaning set forth in Section 7.1(a).


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          "LICENSED RETAINED INTELLECTUAL PROPERTY" has the meaning set forth in
Section 7.2(a).

          "LISTED ASSET SCHEDULE" has the meaning set forth in Section 3.1(a).

          "LOAN" means any indebtedness for borrowed money between KPMG and the Consulting Business.

          "MEMBER DISTRIBUTION AGREEMENTS" means the KPMG Qualified Member Distribution Agreements, the Consulting Qualified Member Distribution Agreements, the KPMG Non-Qualified Member Distribution Agreements, the Consulting Non-Qualified Member Distribution Agreements and the Consulting Non-Eligible Member Agreements.

          "MEMBERSHIP UNITS" means Membership Units in LLC representing an interest of a member in LLC.

          "MONEY PURCHASE PLAN" has the meaning set forth in Section 8.9(b).

          "NET AMOUNT OF RECEIVABLES" has the meaning set forth in Section 6.10(c).

          "NON-COMPETITION AGREEMENT" means the Non-Competition Agreement among Consulting, Inc., LLC and KPMG, substantially in the form of Exhibit D.

          "NON-QUALIFIED PARTNERS" means those partners or principals of KPMG who are Eligible Partners but who are not Accredited Investors.

          "NOTE" has the meaning set forth in Section 2.2(d).

          "OPERATING AGREEMENT" means the Operating Agreement among LLC and the members of LLC, substantially in the form of Exhibit H.

          "ORIGINAL AGREEMENT" has the meaning set forth in the Preamble.

          "PAR" has the meaning set forth in Section 8.9(b).

          "PARTNERS' MEMBERSHIP UNITS" has the meaning set forth in Section 2.2(a).

          "PARTNERSHIP AGREEMENT" means that certain agreement among KPMG and the partners and principals of KPMG dated July 1, 1997, as amended from time to time.

          "PARTY" means KPMG, Consulting, Inc. or LLC.

          "PERSON" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, entity, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

          "PRELIMINARY REQUIRED ADJUSTMENT" has the meaning set forth in Section 3.7.

          "PRELIMINARY VALUATION DATE REPORT" has the meaning set forth in
Section 3.7.

          "PRE-SEPARATION CLAIMS ADMINISTRATION" has the meaning set forth in
Section 6.2(e).

          "PRIVATE PLACEMENT" has the meaning set forth in the Preamble.

          "PRIVILEGE" and "PRIVILEGES" have the meanings set forth in Section 9.5(a).

          "PRIVILEGED INFORMATION" has the meaning set forth in Section 9.5(d).

          "QUALIFIED PARTNERS" means those partners or principals of KPMG who are both Eligible Partners and Accredited Investors.

          "RAP" has the meaning set forth in Section 8.9(c).

          "RECEIVABLES" means all accounts receivable, notes receivable, lease receivables, prepayments (other than prepaid insurance), advances, WIP and other receivables arising out of or produced by the Consulting Business and owing by any Person.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof between Consulting, Inc. and KPMG, substantially in the form of Exhibit J.

          "REQUIRED ADJUSTMENT" has the meaning set forth in Section 3.7(b).

          "RETAINED BUSINESS" means (i) those portions of the business of KPMG and its Subsidiaries immediately prior to the date of this Agreement which are not part of the Consulting Business and (ii) the Excluded Assets.

          "RETAINED INTELLECTUAL PROPERTY" has the meaning set forth in Section 7.2(a).

          "RETAINED LIABILITIES" has the meaning set forth in Section 3.4.

          "RETAINED SUBSIDIARIES" means any Subsidiary of KPMG at any time after the date of this Agreement, but excluding Consulting and the Transferred Subsidiaries.

          "SECTION 6.10 RECEIVABLES" has the meaning set forth in Section 6.10.

          "SENIOR EXECUTIVES" has the meaning set forth in Section 13.2.

          "SEPARATION" has the meaning set forth in the Recitals.

          "SEPARATION NOTE" means the note to be issued pursuant to Section 3.8, substantially in the form of Exhibit K.

          "SHARED CONTRACT" has the meaning set forth in Section 6.9(a).

          "SHARED SERVICES CONTRACT" has the meaning set forth in Section
6.9(b).

          "SUBCONTRACTING PARTY" has the meaning set forth in Section 6.9(a).

          "SUBSIDIARY" means, when used with reference to any Party, any corporation, partnership, limited liability company, or other entity, a majority of the outstanding voting power of which is owned directly or indirectly by such Party, provided, however, that for purposes of this definition, after the Separation, neither Consulting nor any of its Subsidiaries (including the Transferred Subsidiaries) shall be deemed Subsidiaries of KPMG.

          "SURETY BONDS" has the meaning set forth in Section 6.4(b).

          "TAX" OR "TAXES" means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental Tax, or any other Tax, custom, duty, governmental fee or other like assessment or charge of any kind.

          "TRANSACTION TAXES" has the meaning set forth in Section 11.2.

          "TRANSFERRED ACCOUNTS" has the meaning set forth in Section 8.8.

          "TRANSFERRED ASSETS" has the meaning set forth in Section 3.1.

          "TRANSFERRED SUBSIDIARIES" means any Subsidiary which relates to the Consulting Business and which is transferred to Consulting or a Subsidiary of Consulting, whether such transfer occurs on the Effective Date in connection with the Separation or thereafter in connection with the acquisition of any non-U.S. entity or assets engaged in a business substantially similar to the Consulting Business.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement among Consulting, Inc., LLC and KPMG, substantially in the form of
Exhibit I.

          "VALUATION DATE REPORT" has the meaning set forth in Section 3.7(b).

          "WIP" means work in progress of the type set forth on the Balance Sheet of Consulting.

          SECTION 1.2 RULES OF CONSTRUCTION. (a) In this Agreement, unless a clear contrary intention appears:

                    (i) the singular number includes the plural number and vice versa;

                    (ii) reference to any Person includes such Person's
               successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

                    (iii) reference to any gender includes the other gender;

                    (iv) reference to any Section or Exhibit or Schedule means such Section of this Agreement or such Exhibit or Schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

                    (v) "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

                    (vi) "including" (and with correlative meaning "include")
               means including without limiting the generality of any description preceding such term;

                    (vii) relative to the determination of any period of time,
               "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

                    (viii) accounting terms used herein shall have the meanings historically attributed to them by KPMG and its Subsidiaries prior to the Separation;

                    (ix) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control; and

                    (x) the headings contained in this Agreement have been
               inserted for convenience of reference only and are not to be used in construing this Agreement.


          SECTION 1.3 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement may be amended prior to the Effective Date upon the mutual consent of the Parties.

          SECTION 1.4 CONSTRUCTION. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall not apply to any construction or interpretation hereof.

          SECTION 1.5 EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon the earlier to occur of (i) the consummation of an IPO, or
(ii) the consummation of a Change in Control. Prior to the effectiveness of this Agreement, the Original Agreement shall be in full force and effect.

                                   ARTICLE II

                                 THE SEPARATION

          SECTION 2.1 THE SEPARATION. Subject to the terms and conditions of this Agreement, KPMG and Consulting and their respective Subsidiaries shall use their good faith efforts to consummate, on or prior to the Effective Date, the Separation and Exchange transactions heretofore documented and agreed to by the Parties. It is the intent of the Parties that after the consummation of the Separation and the Exchange, subject to receipt of all approvals required of any governmental or regulatory authority, domestic or foreign, or any third party, (i) the Consulting Business will be owned and conducted, directly or indirectly, entirely by Consulting, (ii) the equity interests currently owned by KPMG in the Transferred Subsidiaries will be owned, directly or indirectly, entirely by Consulting, (iii) Consulting, directly or indirectly, will own all of the Transferred Assets, (iv) Consulting, directly or indirectly, will, to the extent not previously liable therefor, have assumed and be liable for all of the Assumed Liabilities, (v) the Retained Business will continue to be owned and conducted, directly or indirectly, entirely by KPMG and its Subsidiaries, (vi) KPMG or its Subsidiaries will, directly or indirectly, continue to own all the Excluded Assets and (vii) KPMG or its Subsidiaries will, directly or indirectly, continue to remain liable for all of the Retained Liabilities.

          SECTION 2.2 ISSUANCE AND DELIVERY OF THE MEMBERSHIP UNITS. (a) Upon the consummation of the Separation, LLC shall issue Membership Units to KPMG ("KPMG's Membership Units") and to those Qualified Partners who have duly executed and delivered to KPMG prior to the Effective Date the appropriate Member Distribution Agreement (the "Partners' Membership Units"). The number and allocation of the Membership Units shall be determined by KPMG prior to the Effective Time. Each such Qualified Partner shall receive the number of Membership Units set forth opposite his or her name on Schedule 2.2, which schedule shall be delivered by KPMG prior to the Effective Time; provided, however, that each Qualified Partner who fails to execute and deliver the appropriate Member Distribution Agreement prior to the Effective Date shall not receive any Membership Units (or any shares of Consulting Common Stock), and in lieu thereof, such Membership Units shall be issued to KPMG and shall be included in the definition of KPMG's Membership Units. KPMG's Membership Units and the Partners' Membership Units shall represent all of the Membership Units then issued and outstanding. Non-Qualified Partners shall receive, in lieu of any Membership Units or shares of Consulting Common Stock, a memorandum entry in their respective partner capital accounts in the amounts and subject to the terms and conditions set forth in the Partnership Agreement.

          (b) The Membership Units will be subject to the provisions of the Operating Agreement and the Member Distribution Agreements which will, among other things, (i) restrict the transfer and, except in the case of partners and principals in the Consulting Business, the voting of the Membership Units and
(ii) obligate holders of the Membership Units to exchange such Membership Units for Consulting Common Stock.

          (c) Following the receipt of the Partners' Membership Units, the holders thereof shall exchange each such Membership Unit for one share of Consulting Common Stock, and immediately following the receipt of the KPMG Membership Units, KPMG will exchange all but .5% of the total outstanding Membership Units for an equivalent number of shares of Consulting Common Stock and the Note. After the completion of the Exchange, Consulting, Inc. will hold approximately 99.5% and KPMG will directly hold approximately 0.5% of the outstanding Membership Units of LLC.

          (d) In connection with the Exchange and in partial consideration for the KPMG Membership Units, Consulting, Inc. shall issue a demand note to KPMG in the principal amount of $630 million (the "Note"). The Note shall carry interest at a per annum rate of 6% and shall be substantially in the form attached hereto as Exhibit L. After the completion of the Private Placement, a portion of the proceeds therefrom will be used to repay the Note in full.

          (e) The Consulting Common Stock will be subject to certain transfer restrictions and certain of the partners and principals of KPMG, including partners and principals who withdraw from KPMG and become employees of Consulting, will enter into an applicable Member Distribution Agreement.

          (f) Each certificate representing shares of Consulting Common Stock shall bear a legend in substantially the following form:

          "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE SHARES OF COMMON STOCK ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN THE MEMBER DISTRIBUTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES."

          SECTION 2.3 KPMG BOARD ACTION. The Board of Directors of KPMG shall, in its sole discretion, determine the terms of, and all appropriate procedures in connection with, the Separation and the Exchange. The consummation of the transactions provided for in this Article II shall only be effected after the Board of Directors of KPMG has directed the Separation and the Exchange to occur promptly and after all of the conditions set forth in Article X hereof shall have been satisfied or waived by KPMG.

          SECTION 2.4 ADDITIONAL APPROVALS. KPMG shall cooperate with LLC and Consulting, Inc. in effecting the transactions referenced in or contemplated by this Agreement, and if so requested by LLC or Consulting, Inc., KPMG shall, as the sole stockholder of Consulting, Inc. and sole member of LLC immediately prior to the Separation, ratify any actions which are reasonably necessary or desirable to be taken by LLC or Consulting, Inc. to effectuate such transactions, all in a manner consistent with the terms of this Agreement.

                                  ARTICLE III

                             TRANSFERS TO CONSULTING

          SECTION 3.1 TRANSFERRED ASSETS. Subject to the terms and conditions of this Agreement, KPMG hereby agrees to convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to LLC on or prior to the Effective Date, and LLC hereby agrees to accept and receive on or prior to the Effective Date, all of the right, title and interest of KPMG and its Subsidiaries in and to the tangible and intangible assets, properties, rights and interests of the Consulting Business (all of such assets being herein referred to as the "Transferred Assets") specified in this Section 3.1, excluding any Excluded Assets described in Section 3.2 below. Except as otherwise provided herein, the Transferred Assets will consist of all of the right, title and interest of KPMG and its Subsidiaries in, to and under the following:

          (a) Listed Assets. All assets reflected or disclosed on the schedule (the "Listed Asset Schedule") attached as Schedule 3.1(a) hereto, subject to acquisitions, dispositions and adjustments in the ordinary course of the Consulting Business, consistent with past practice, after the date hereof through the Effective Date;

          (b) Receivables and WIP. The portion of the Receivables and WIP related to the Consulting Business determined pursuant to Section 3.6, 3.7 and
3.8 to be transferred to the LLC and all cash payments received after the Effective Date on account of such Receivables or WIP;

          (c) Contracts. All of the following contracts, agreements, arrangements, leases, warranties, memoranda, understandings and offers open for acceptance of any nature, whether written or oral, (each subject to change due to the completion of work or entry into new arrangements in the ordinary course of the Consulting Business, consistent with past practice, after the date hereof through the Effective Date) (the "Contracts"):

               (i) all Contracts related to acquisitions or divestitures of assets or stock or other equity interests related primarily to the Consulting Business, including Contracts related to the transactions set forth on Schedule 3.1(c)(i) hereto, except to the extent indicated on Schedule 3.1(c)(i);

               (ii) all Contracts pursuant to which a client is primarily provided Consulting Services, including those listed on Schedule 3.1(c)(ii);

               (iii) all public services Contracts including Contracts with governmental agencies and entities, non-profits and educational institutions primarily relating to the Consulting Business, including those set forth on Schedule 3.1(c)(iii) hereto;

               (iv) all supplier Contracts and alliance contracts with vendors primarily relating to the Consulting Business, including those in the categories set forth on Schedule 3.1(c)(iv) hereto;

               (v) all joint development and confidentiality Contracts primarily relating to the Consulting Business, including those set forth on
          Schedule 3.1(c)(v) hereto;

               (vi) all telecommunications Contracts primarily relating to the Consulting Business, including those set forth on Schedule 3.1(c)(vi) hereto;

               (vii) the Contracts relating to third party software primarily relating to the Consulting Business set forth on Schedule 3.1(c)(vii); and

               (viii) all other contracts primarily relating to the Consulting Business.

          (d) Work Products. All completed work products, reports, files, electronic documents, data, material, analysis or recommendations in connection with the Contracts or related exclusively to the Consulting Business.

          (e) Technical and Business Materials and Know-How. All business and technical information, trade secrets, nonpatented inventions, discoveries, processes, methodologies, formulations, know-how and technical data to the extent used primarily in connection with the Consulting Business, including those set forth on Schedule 3.1(e).

          (f) Intellectual Property. All Intellectual Property Rights used primarily in the Consulting Business, including the Intellectual Property Rights set forth below:

               (i) the patents and patent applications and invention records set forth on Schedule 3.1(f)(i) hereto, including any continuations, continuations-in-part, divisions, renewals, reissues and extensions thereof;

               (ii) the unregistered copyrights and copyright registrations and applications therefor set forth on Schedule 3.1(f)(ii) hereto;

               (iii) the trade names, trademarks, service marks, service names and slogans, any registrations thereof, and any applications for registration thereof set forth on Schedule 3.1(f)(iii) hereto, and the goodwill associated with each of the foregoing; and

               (iv) all templates, methodologies and proprietary software set forth on Schedule 3.1(f)(iv) hereto.

          All of the rights described in this Section 3.1(f) are referred to collectively as the "Consulting Assigned Intellectual Property" and shall include: (A) the right to sue for infringement or misappropriation of the Consulting Assigned Intellectual Property which infringement or misappropriation occurred either before or after the Effective Date and to continue in the name of KPMG any pending actions involving claims of infringement or misappropriation of the Consulting Assigned Intellectual Property and to retain any recoveries from any of the foregoing; provided, however, that to the extent that such recoveries relate to infringement or misappropriation of both Intellectual Property Rights retained by KPMG and any Consulting Assigned Intellectual Property, such recoveries shall be apportioned between KPMG and Consulting, pro rata, based on the costs and expenses incurred by each Party in obtaining such recoveries, until each Party is reimbursed for all such costs and expenses, and, if the recoveries exceed such costs and expenses, such excess shall be apportioned between KPMG and Consulting, pro rata, based on the relative damages, profits or other amounts suffered by each Party; and (B) all permits, grants, contracts, agreements and licenses running to or from KPMG or its Subsidiaries relating to the Consulting Assigned Intellectual Property.

               (g) Permits and Licenses. All permits, approvals, licenses, franchises, authorizations or other rights granted by any federal, state, local or foreign governmental authority held or applied for by KPMG and its Subsidiaries, to the extent transferable, and which are solely used in the Consulting Business or which relate solely to the Transferred Assets or any of the Transferred Subsidiaries, and all other consents, grants, and other rights that are used solely for the lawful ownership of the Transferred Assets or the operation of the Consulting Business and that are legally transferable to Consulting including those set forth on Schedule 3.1(g) hereto;

               (h) Claims and Indemnities. All rights, claims, demands, causes of action, judgments, decrees and rights to indemnity or contribution, whether contractual or otherwise, in favor of KPMG or its Subsidiaries to the extent arising out of or relating to the Consulting Business, including those set forth on Schedule 6.5(a) hereto;

               (i) Subsidiaries, Joint Ventures, Alliance Agreements and Minority Interests. All shares of capital stock, equity, bonds, debentures, debt or other interests owned by KPMG or its Subsidiaries in the Transferred Subsidiaries, joint ventures and minority investments and all alliance agreements primarily relating to the Consulting Business set forth on Schedule 3.1(i) hereto and all loans, advances or other extensions of credit in such entities;

               (j) Books And Records. All books and records (including all records pertaining to clients, accounts, suppliers, management reports and personnel) wherever located, whether in paper, microfiche, computer tape or disc, magnetic tape, electronic format or any other form that relate primarily to the operation of the Consulting Business, the Consulting Employees, the clients of the Consulting Business or the Assumed Liabilities (the "Consulting Books and Records"); provided, however, that Consulting Books and Records shall not include any portion of the books and records of KPMG or any Retained Subsidiary containing minutes of meetings of any board of directors of any of them or any Tax Returns of KPMG or any Retained Subsidiary or other information, documents or materials relating to Taxes of KPMG or any Retained Subsidiary; and, provided, further, that this Section 3.1(j) shall not create any obligation to physically separate such books and records when they reflect both the Consulting Business and the Retained Business;

               (k) Supplies; Written Materials. All office supplies, production supplies, spare parts, purchase orders, forms, labels, shipping material, art work, catalogues, sales brochures, operating manuals and advertising and promotional material and all other printed or written material that relate primarily to the operation of the Consulting Business;

               (l) Sales Information. All cost information, sales and pricing data, client prospect lists, data, correspondence and lists, product literature, artwork, design, development and manufacturing files, client drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents in each case primarily relating to the Consulting Business;

               (m) Loans. All loans to partners, principals and employees of KPMG who become employees of the Consulting Business, including those listed on
Schedule 3.1(m); and

               (n) Goodwill. Goodwill relating to all of the foregoing assets.

          SECTION 3.2 EXCLUDED ASSETS. The Transferred Assets shall not include any asset not set forth in Section 3.1 and, in particular, shall not include the following (subject to the adjustment set forth in Sections 3.6, 3.7 and 3.8, and the further assurances set forth in Section 5.4,) (such assets not being transferred to Consulting being herein referred to as the "Excluded Assets"):

          (a) Cash and cash equivalents, any cash on hand or in bank accounts, certificates of deposit, commercial paper and similar securities of KPMG except for (i) cash and cash equivalents of the Transferred Subsidiaries, (ii) deposits securing bonds, letters of credit, leases and all other obligations related to the Consulting Business, and (iii) petty cash and impressed funds related to the Consulting Business;

          (b) all Receivables and WIP determined pursuant to Sections 3.6, 3.7 and 3.8 to be retained by KPMG and all cash payments received after the Effective Date on account of such Receivables or WIP;

          (c) Any right, title or interest of KPMG and its Subsidiaries in any U.S. federal, state or local Tax refund, credit or benefit (including any income with respect thereto) relating to the United States operations of the Consulting Business prior to the Effective Date;

          (d) Any amounts accrued on the books and records of KPMG and its Subsidiaries or the Consulting Business with respect to any Retained Liabilities;

          (e) Assets relating to the provision of pensions and benefits to present or former partners or employees of the Consulting Business, but excluding assets transferred from the KPMG Savings Plan to the Consulting Savings Plan as described in Article VIII;

          (f) Any allocations of assets not primarily related to the Consulting Business heretofore made by KPMG or its Subsidiaries to the Consulting Business for internal management responsibility reporting purposes;

          (g) Any Intellectual Property Rights in and to the name "KPMG" and the related emblem design, and any variants thereof, and the trademarks and trade names used by KPMG or its Subsidiaries in relation to the Retained Business, except as provided in Article VII; and

          (h) All of the tangible and intangible assets and properties primarily related to the Retained Business.

          SECTION 3.3 ASSUMED LIABILITIES. Except as expressly limited in this
Article III, Consulting shall assume, effective as of the Effective Date, and pay, perform, comply with and discharge the Liabilities (whether arising before or after the Effective Date) of KPMG or its Subsidiaries or any of their predecessor companies, businesses or divisions, relating to, resulting from or arising out of the present, past or future operations or conduct of the Consulting Business (whether accrued, unrecorded, absolute, known or unknown, contingent or otherwise, and whether due or to become due), excluding any Retained Liabilities described in Section 3.4 below. The Liabilities to be assumed by Consulting as described in this Section
3.3 are referred to in this Agreement collectively as the "Assumed Liabilities." Without limiting the value of the foregoing, except as otherwise provided herein, the Assumed Liabilities will include the following:

          (a) All of the Liabilities of KPMG listed on Schedule 3.3(a), as such Liabilities may be increased or reduced in the operation of the Consulting Business from the date hereof through the Effective Date in the ordinary course of business consistent with past practice;

          (b) Certain Liabilities related to the Consulting Business as determined pursuant to Sections 3.6, 3.7 and 3.8 to be transferred to the LLC;

          (c) The Loans of the Transferred Subsidiaries set forth on Schedule 3.3(c);

          (d) All warranty, performance and similar obligations entered into or made by KPMG prior to the Effective Date with respect to the services of the Consulting Business;

          (e) All Liabilities of KPMG related to any and all Actions asserting a violation of any law, rule or regulation (including common law) related to or arising out of the operations or conduct of the Consulting Business or the ownership or use of the Transferred Assets, whether arising before, on or after the Effective Date and the Liabilities relating to any Consulting Assumed Actions;

          (f) All Liabilities arising under (i) CERCLA and any other federal, state or local laws regarding the management, control and cleanup of hazardous materials (including off-site waste disposal liabilities) or (ii) the Occupational Safety and Health Act or similar state laws or regulations, in either case relating to or arising out of the operations or conduct of the Consulting Business or the ownership or use of the Transferred Assets, whether before, on or after the Effective Date, including those set forth on Schedule 3.3(f) hereto;

          (g) All Liabilities under each of the guarantees or surety bonds by KPMG and letters of credit for the account of KPMG or its Subsidiaries, relating to the Consulting Business, including those set forth on Schedules 6.4(a) and 6.4(b);

          (h) All Liabilities assumed by Consulting or any of the Transferred Subsidiaries pursuant to this Agreement or any of the Ancillary Agreements;

          (i) All Liabilities relating to, resulting from or arising out of the transfer of the Transferred Assets pursuant to this Agreement or the Ancillary Agreements, other than the expenses of KPMG described in Article XI;

          (j) All Liabilities and obligations of KPMG or its Subsidiaries under or related to the Contracts, such assumption to occur as (i) assignee if such Contracts are assignable and are assigned or otherwise transferred to Consulting or a Consulting Subsidiary, or (ii) subcontractor, sublessee or sublicensee as provided in Section 5.3 below if assignment of such Contracts and/or the proceeds thereof is prohibited by law, by the terms thereof or not permitted by the other Contracting Party;

          (k) All Liabilities relating to, resulting from or arising out of the ownership or use of the Transferred Assets to the extent they arise out of the use of such assets in, or for the benefit of, the Consulting Business; and

          (l) All other Liabilities of KPMG or its Subsidiaries relating to the Consulting Business, whether existing on the date hereof or arising at any time or from time to time after the date hereof, and whether based on circumstances, events or actions arising heretofore or hereafter, which shall not have been disclosed herein, or reflected on the books and records of Consulting or KPMG or the Balance Sheet.

          SECTION 3.4 RETAINED LIABILITIES. Except as expressly limited in this
Article III, after the Effective Date, KPMG shall, to the extent KPMG is obligated as of the Effective Date, continue to be obligated to pay, perform, comply with and discharge all Liabilities (whether arising on, before or after the Effective Date) of KPMG or its Subsidiaries or any of their predecessor companies, businesses or divisions, relating to, resulting from or arising out of the present, past or future operations or conduct of the Retained Business (whether accrued, unrecorded, absolute, known or unknown, contingent or otherwise, and whether due or to become due). The Liabilities to be retained by KPMG as described in this Section 3.4 are referred to in this Agreement collectively as the "Retained Liabilities." Without limiting the generality of the foregoing, except as otherwise provided herein, the Retained Liabilities will include the following:

          (a) All warranty, performance and similar obligations entered into or made by KPMG prior to the Effective Date with respect to the services of the Retained Business;

          (b) All Liabilities of KPMG related to any and all Actions asserting a violation of any law, rule or regulation (including common law) related to or arising out of the operations or conduct of the Retained Business or the ownership or use of the assets in the Retained Business, whether arising before, on or after the Effective Date and the Liabilities relating to any KPMG Assumed Actions;

          (c) All Liabilities of KPMG arising under (i) CERCLA and any other federal, state or local laws regarding the management, control and cleanup of hazardous materials (including off-site waste disposal liabilities) or (ii) the Occupational Safety and Health Act or similar state laws or regulations, in either case relating to or arising out of the operations or conduct of the Retained Business or the ownership or use of the Excluded Assets, whether before, on or after the Effective Date;

          (d) All Liabilities assumed or retained by KPMG or any of its Subsidiaries pursuant to this Agreement or any of the Ancillary Agreements;

          (e) All Liabilities relating to, resulting from or arising out of the ownership or use of the Excluded Assets to the extent they arise out of the use of such assets in, or for the benefit of, the Retained Business; and

          (f) The Liabilities related to the Consulting Business determined pursuant to Sections 3.6 and 3.7 to be retained by KPMG.

          SECTION 3.5 CERTAIN LEASED ASSETS. KPMG agrees to lease to Consulting the tangible personal property set forth on Schedule 3.5 (as adjusted for acquisitions and dispositions after the date hereof through the Effective Date in the ordinary course of the Consulting Business consistent with past practice) on the terms and subject to the conditions set forth in the Leased Asset Agreement.

          SECTION 3.6 DETERMINATION OF THE ASSET/LIABILITY SCHEDULE. At least two business days prior to the Effective Date, KPMG shall deliver to Consulting a certificate executed on behalf of KPMG by the chief financial officer of KPMG dated the date of its delivery, setting forth those Receivables, WIP, other assets and certain Liabilities to be transferred to Consulting as of the Effective Date (the "Asset/Liability Schedule"). The determination of which Receivables, WIP, other assets and Liabilities to include on the Asset/Liability Schedule, and therefore to be transferred to Consulting as of the Effective Date, shall be made in the sole and absolute discretion of KPMG.

          SECTION 3.7 ADJUSTMENT. (a) As promptly as practicable following the Effective Date (but not later than 60 days after the Effective Date), KPMG shall deliver to Consulting a certificate (the "Preliminary Valuation Date Report"), executed on behalf of KPMG by the chief financial officer of KPMG, setting forth the value of the Receivables, WIP, other assets and Liabilities set forth on the Asset/Liability Schedule as of the Effective Date and the difference, if any, between the value of the Transferred Assets and the value of the Assumed Liabilities (each calculated on the same basis as such Receivables, WIP, other assets and Liabilities were carried on the books of KPMG) (such difference, if any, is referred to herein as the "Preliminary Required Adjustment").

          (b) Promptly following receipt of the Preliminary Valuation Date Report, Consulting shall review the same and, within 30 days after the date of such receipt, may deliver to KPMG a certificate (signed by its chief financial officer) setting forth any objections to the Preliminary Required Adjustment or the Preliminary Valuation Date Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event Consulting does not so object within such 30-day period, the Preliminary Required Adjustment and the Preliminary Valuation Date Report shall be final and binding as the "Required Adjustment" and the "Valuation Date Report", respectively, for purposes of this Agreement, but shall not limit the covenants and agreements of the Parties set forth elsewhere in this Agreement.

          (c) In the event Consulting so objects within such 30-day period, Consulting and KPMG shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Preliminary Required Adjustment as set forth on the Preliminary Valuation Date Report and, in the event KPMG and Consulting so resolve all such differences, the Preliminary Required Adjustment and the Preliminary Valuation Date Report as adjusted by the Agreed Adjustments shall be final and binding as the Required Adjustment and the Valuation Date Report, respectively, for purposes of this Agreement but shall not limit the covenants and agreements of the Parties set forth elsewhere in this Agreement.

          (d) In the event any objections raised by Consulting are not resolved by Agreed Adjustments within the 30-day period next following the 30-day period referred to in Section 3.7(c), then Consulting and KPMG shall resolve any remaining objections in accordance with Article XIII. The Preliminary Required Adjustment as set forth on the Preliminary Valuation Date Report after giving effect to any Agreed Adjustments and to the resolution of objections pursuant to
Article XIII, shall be final and binding as the Required Adjustment and the Valuation Date Report, respectively for purposes of this Agreement but shall not limit the covenants and agreements of the Parties set forth elsewhere in this Agreement.

          SECTION 3.8 SEPARATION NOTE. Promptly (but not later than five days) after the determination of the Required Adjustment and the Valuation Date Report pursuant to Section 3.7 that is final and binding as set forth herein:

          (a) if the Required Adjustment is a positive number (i.e. the value of the Transferred Assets exceeded the value of the Assumed Liabilities as of the Effective Date), Consulting shall issue the Separation Note to KPMG in a principal amount equal to the amount of the Required Adjustment, plus accrued interest on such amount from the Effective Date to the date of issuance thereof at the Agreed Rate in effect on the Effective Date; or

          (b) if the Required Adjustment is a negative number (i.e. the value of the Assumed Liabilities exceeded the value of the Transferred Assets as of the Effective Date), KPMG shall, at its sole option, transfer Receivables or cash to Consulting in an amount equal to the amount of the Required Adjustment plus interest on such amount from the Effective Date to the date of payment or transfer thereof at the Agreed Rate in effect on the Effective Date; or

          (c) if the Required Adjustment equals zero (i.e. the value of the Transferred Assets equals the value of the Assumed Liabilities as of the Effective Date), the Separation Note shall not be issued and no payment shall be made.

                                   ARTICLE IV

                           ORGANIZATION OF CONSULTING

          SECTION 4.1 ORGANIZATION OF CONSULTING. Prior to the Effective Time, each of LLC, Consulting, Inc. and KPMG shall take, approve or ratify, or cause to be approved or ratified, any and all actions that are reasonably necessary or desirable to be taken by LLC, Consulting, Inc. or KPMG to effect the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (a) approving the Separation and the Exchange; (b) amending the Certificate of Incorporation of Consulting, Inc. so that the provisions thereof at the Effective Time shall be substantially the provisions set forth on Exhibit M; (c) amending the By-laws of Consulting, Inc. so that the provisions thereof at the Effective Time shall be substantially the provisions set forth on Exhibit N; (d) adopting, preparing and implementing appropriate plans, agreements and arrangements for employees of Consulting and non-employee directors of Consulting, Inc.; and (e) electing or otherwise appointing those individuals named on Schedule 4.1 to be directors or officers of Consulting, effective as of or prior to the Effective Date, except for those to be elected or appointed thereafter.

                                   ARTICLE V

                              OTHER CLOSING MATTERS

          SECTION 5.1 INSTRUMENTS OF CONVEYANCE. In order to effect the transfer of the Transferred Assets and the assumption of the Assumed Liabilities contemplated by Article III, (a) KPMG shall cause to be executed and delivered prior to or as of the Effective Date (i) with respect to those Transferred Assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank and (ii) with respect to all other assets and the Assumed Liabilities, such bills of sale, instruments of assumption, trademark and patent assignments, certificates of title and other documents of assignment, transfer, assumption and conveyance as the Parties shall reasonably deem necessary or appropriate to effect such transactions and
(b) Consulting shall execute and deliver to KPMG and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Assumed Liabilities by Consulting (collectively, the "Conveyancing and Assumption Instruments").

          SECTION 5.2 NO REPRESENTATIONS OR WARRANTIES. Subject to the Ancillary Agreements, neither KPMG nor any of its Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting: (a) as to the value or freedom from encumbrance of, or any other matter concerning, any Transferred Assets or any Transferred Subsidiaries; or
(b) as to the legal sufficiency to convey title to any Transferred Assets or any Transferred Subsidiaries on the execution, delivery and filing of the Conveyancing and Assumption Instruments. SUBJECT TO THE ANCILLARY AGREEMENTS, ALL THE TRANSFERRED ASSETS AND TRANSFERRED SUBSIDIARIES ARE BEING TRANSFERRED "AS IS, WHERE IS" WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and Consulting and the Transferred Subsidiaries, as applicable, shall bear the economic and legal risk as to the condition of the Transferred Assets and Transferred Subsidiaries and that any conveyances of the Transferred Assets and the Transferred Subsidiaries shall prove to be insufficient or that Consulting's or the Transferred Subsidiaries', as applicable, title to any of the Transferred Assets and the Transferred Subsidiaries shall be other than good and marketable and free of encumbrances. Neither KPMG nor any of its Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments and, subject to Section 5.3, Consulting and the Transferred Subsidiaries shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. Notwithstanding the foregoing, the Parties shall fully cooperate and use reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement.

          SECTION 5.3 NON-ASSIGNMENT. (a) In the event and to the extent that KPMG and its Subsidiaries are unable to obtain any consent, approval, amendment, filing or application required to transfer, convey or assign any Transferred Asset or other right that would otherwise be transferred to Consulting or one of the Transferred Subsidiaries as contemplated by this Agreement or any other agreement or document contemplated hereby, (i) KPMG and the Retained Subsidiaries shall continue to hold and, to the extent required by the terms applicable to such Transferred Asset, operate the Transferred Asset in the case of real or personal property, or to be bound thereby in the case of Contracts, leases, licenses or other rights relating to the Consulting Business, and (ii) unless not permitted by the terms thereof or by law, Consulting or the Transferred Subsidiaries shall pay, perform and discharge fully, promptly when due, all the obligations of KPMG or the Retained Subsidiaries thereunder from and after the Effective Date, or such earlier date as such transfer would otherwise have taken place, and Consulting and its Subsidiaries shall indemnify, defend and hold harmless the KPMG Indemnified Parties for all Claims or Losses arising out of such performance by Consulting or any of its Subsidiaries. KPMG and the Retained Subsidiaries shall, without further consideration therefor, pay and remit to Consulting or the Transferred Subsidiaries promptly all monies, rights and other consideration received in respect of such performance.

          (b) KPMG and the Retained Subsidiaries shall exercise or exploit their respective rights and options under all such Transferred Assets referred to in this Section 5.3 only as reasonably directed by Consulting and at Consulting's expense. If and when any such consent shall be obtained or such Contract, lease, license or other right shall otherwise become assignable or able to be novated, KPMG or the Retained Subsidiaries shall promptly assign and novate (to the extent permissible) all its rights and obligations thereunder to Consulting or its Subsidiaries without payment of further consideration, and Consulting (or its Subsidiaries) shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment of any Contract, lease, license or other right (or the proceeds thereof) pursuant to this Section 5.3 is prohibited by law, the assignment provisions of this Section 5.3 shall operate to create a subcontract with Consulting or one of its Subsidiaries to perform each relevant unassignable KPMG Contract at a subcontract price equal to the monies, rights and other consideration received by KPMG or its Subsidiaries with respect to the performance by Consulting or its Subsidiaries under such subcontract.

          (c) Notwithstanding any provision of this Section 5.3 to the contrary, any asset which would, but for this Section 5.3, be a Transferred Asset, shall be deemed a Transferred Asset for purposes of determining whether any Liability is an Assumed Liability.

          SECTION 5.4 FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby. Without limiting the foregoing, each Party shall cooperate with the other Party, and execute and deliver, or use reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, contract or other instrument, and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to vest in Consulting or the Transferred Subsidiaries all of the title and ownership interest of KPMG and its Subsidiaries to all of the assets of the Consulting Business, to put Consulting or the Transferred Subsidiaries in actual possession and operating control thereof and to permit Consulting or the Transferred Subsidiaries to exercise all rights with respect thereto held by the transferor (including, without limitation, rights with respect to Transferred Assets as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and to effectuate the provisions and purposes of this Agreement, the Ancillary Agreements and the other agreements and documents contemplated hereby or thereby. In addition, each Party shall execute and deliver, or use its reasonable efforts to cause to be executed and delivered, all instruments, undertakings or other documents and take such other actions as such Party may reasonably be requested to be taken by any other Party from time to time, consistent with the terms of this Agreement, in order to have Consulting or one of the Transferred Subsidiaries fully assume and discharge the Assumed Liabilities and to release KPMG and its Subsidiaries from any Liability with respect thereto.

          (b) For one year following the Effective Date, if KPMG or Consulting, as the case may be, identifies any asset then owned or any Liability then assumed by either KPMG or any of the Retained Subsidiaries, on the one hand, or Consulting or any of the Transferred Subsidiaries, on the other hand, that both KPMG and Consulting each agree in their good faith judgment more properly belongs to, or should be assumed by, the other Party, or a Subsidiary of the other Party, then KPMG or Consulting, as the case may be, shall (i) convey, assign, transfer, contribute and set over any such asset or shall cause any such asset to be conveyed, assigned, transferred, contributed and set over in accordance with this Section 5.4 to the entity identified by KPMG or Consulting as the appropriate transferee or (ii) convey, assign, transfer and set over any such Liability or shall cause any such Liability to be conveyed, assigned, transferred and set over, and any such Liability shall be assumed in accordance with this Section 5.4 by the entity identified by KPMG and Consulting as the appropriate obligor. The Parties hereto acknowledge and agree that the transfer of assets and Liabilities provided for in this Section 5.4(b) are to be made without any additional consideration other than the assumption of Liabilities of such transferred assets by the transferee.

          (c) All conveyances, assignments, transfers and contributions of assets occurring after the Effective Date pursuant to this Section 5.4 shall be governed by the terms of this Agreement. In furtherance of the foregoing, any asset transferred pursuant to this Section 5.4 to Consulting or any of the Transferred Subsidiaries shall be deemed a Transferred Asset for purposes of this Agreement and the Ancillary Agreements and, unless the Parties otherwise agree, shall be made without additional consideration other than the assumption of Liabilities by the transferee.

          (d) Whether or not all of the Transferred Assets or the Assumed Liabilities shall have been legally transferred to, or assumed by, Consulting or one of the Transferred Subsidiaries as of the Effective Date, the Parties agree that as between KPMG and Consulting and their respective Subsidiaries, as of the Effective Date, Consulting or one of the Transferred Subsidiaries shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Transferred Assets, except as described in Section 5.3 with respect to Transferred Assets which are non-assignable, together with all of KPMG's and its Subsidiaries' rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities and all of KPMG's and its Subsidiaries' duties, obligations and responsibilities incident thereto. The Parties agree that the Schedules and Exhibits attached hereto may be updated and modified at the Effective Date to reflect changes in the Consulting Business including, without limitation, changes in personnel, Contracts, assets, Liabilities and Transferred Subsidiaries. Any such changes shall not be deemed an amendment or waiver of this Agreement and shall not require any consent or other written agreement.

          SECTION 5.5 RELEASE OF KPMG. (a) It is expressly understood and agreed by the Parties hereto that upon the assumption by Consulting of the Assumed Liabilities, KPMG, its Subsidiaries, and their respective partners, principals, officers and employees shall be released by Consulting from any and all liability, whether joint, several or joint and several, for the discharge, performance or observance of any of the Assumed Liabilities.

          (b) Each Party, at the request of the other Party, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any government contract) or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constituted Assumed Liabilities, or to obtain in writing the unconditional release of all Parties to such arrangements other than Consulting or any of its Subsidiaries, so that, in any case, Consulting and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that no Party shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

          SECTION 5.6 EXECUTION OF ANCILLARY AGREEMENTS. On or prior to the Effective Date, KPMG and Consulting shall, and shall cause their respective Subsidiaries (as appropriate) to, enter into and deliver the Ancillary Agreements, each of which shall be effective as of the Effective Time, unless otherwise specified therein, and the Conveyancing and Assumption Instruments.

          SECTION 5.7 RESIGNATIONS. On or prior to the Effective Date, KPMG shall cause all partners, principals or employees of KPMG who are directors or officers of any Transferred Subsidiaries to offer letters of resignation from such positions with such Transferred Subsidiary, and Consulting shall cause all persons who are or will be Consulting Employees who are directors or officers of KPMG or any Retained Subsidiaries to resign from such positions with KPMG or such Retained Subsidiary.

                                   ARTICLE VI

                                CERTAIN COVENANTS

          SECTION 6.1 CONDUCT OF CONSULTING BUSINESS PENDING THE EFFECTIVE DATE. Each of the Parties agrees that, from the date hereof until the Effective Date, except as otherwise expressly contemplated by this Agreement, it will take, or cause to be taken, all reasonable efforts to carry on the Consulting Business diligently in the ordinary course and substantially in the same manner as heretofore conducted and to preserve intact the business organization and goodwill of the Consulting Business.

          SECTION 6.2 INSURANCE POLICIES AND CLAIMS ADMINISTRATION. (a) Ownership of Insurance Policies and Programs Which Include Coverage for Consulting Business. KPMG or one or more of its Subsidiaries shall continue to own all property, casualty and liability insurance programs, including, without limitation, primary and excess general liability, automobile, workers' compensation, property and crime insurance policies in effect on or before the Effective Date (collectively, the "KPMG Policies" and individually, a "KPMG Policy"). KPMG shall use reasonable efforts to maintain the KPMG Policies in full force and effect up to and including the Effective Date, and, subject to the provisions of this Agreement, KPMG and its Subsidiaries shall retain all of their respective rights, benefits and privileges, if any, under the KPMG Policies. Nothing contained herein shall be construed to change the ownership of the KPMG Policies.

          (b) Procurement of Insurance for Consulting. To the extent not already provided for by the terms of a KPMG Policy, KPMG shall use its reasonable efforts to cause Consulting and its appropriate Subsidiaries to be named as additional insureds under KPMG Policies whose effective policy periods include the Effective Date, in respect of claims arising or relating to periods prior to the Effective Date; provided, however, that nothing contained herein shall be construed to require KPMG or any of its Subsidiaries to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any KPMG Policy in order to effect the naming of Consulting and its Subsidiaries as such additional insureds.

          (c) Acquisition and Maintenance of Post-Separation Consulting Insurance Policies and Programs. Commencing on and as of the Effective Date, Consulting shall be responsible for establishing and maintaining such separate property, casualty and liability insurance policies and programs (including, primary and excess general liability, directors and officers, automobile, workers' compensation, property, errors and omissions, fire, crime, surety and other similar insurance policies) as Consulting may elect for activities and claims involving Consulting or any of its Subsidiaries or Affiliates. Consulting will exercise reasonable efforts in securing liability insurance to avoid potential gaps in coverage for claims arising from events prior to the Effective Date which gap would not exist had the Consulting Business continued to be covered with the same retroactive dates existing in the KPMG Policies in effect on the Effective Date. Consulting and each of its Subsidiaries, as appropriate, shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by Consulting and its Subsidiaries or Affiliates for claims made on or after the Effective Date involving Consulting or any of its Subsidiaries. Notwithstanding any other agreement or understanding to the contrary, except as set forth in this Section 6.2 with respect to claims administration and financial administration of the KPMG Policies, neither KPMG nor any of its Subsidiaries shall have any responsibility for or obligation to Consulting or any of its Subsidiaries and Affiliates relating to property and casualty insurance matters for any period, whether prior to, on or after the Effective Date.

          (d) Post-Separation Claims Administration. KPMG and its Subsidiaries shall have the primary right, responsibility and authority for claims and financial administration for claims that relate to or affect the KPMG Policies. Upon notification by Consulting or one of its Subsidiaries of a claim relating to Consulting or a Subsidiary or Affiliate thereof under one or more of the KPMG Policies, KPMG shall cooperate with Consulting in asserting and pursuing coverage and payment for such claim by the appropriate insurance carrier(s). In asserting and pursuing such coverage and payment, KPMG shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of Consulting and its Subsidiaries and Affiliates, which decisions, determinations, commitments and stipulations shall be final and conclusive if made to maximize the overall economic benefit of the KPMG Policies. Consulting, and its Subsidiaries and Affiliates, shall assume responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges, as appropriate (collectively, "Insurance Charges"), whenever arising, which shall become due and payable under the terms and conditions of any applicable KPMG Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or Liabilities of Consulting or any of its Subsidiaries or Affiliates, whether the same relate to the period prior to, on or after the Effective Date. To the extent that the terms of any applicable KPMG Policy provide that KPMG or any of its Subsidiaries shall have an obligation to pay or guarantee the payment of any Insurance Charges relating to Consulting or any of its Subsidiaries, KPMG shall be entitled to demand that Consulting make such payment directly to the Person or entity entitled thereto. In connection with any such demand, KPMG shall submit to Consulting a copy of any invoice received by KPMG pertaining to such Insurance Charges together with appropriate supporting documentation, to the extent available. In the event that Consulting fails to pay any such Insurance Charges when due and payable, whether at the request of the Party entitled to payment or upon demand by KPMG, KPMG and its Subsidiaries may (but shall not be required to) pay such insurance charges for and on behalf of Consulting and, thereafter, Consulting shall forthwith reimburse KPMG for such payment. Subject to the other provisions of this Section 6.2, the retention by KPMG of the KPMG Policies and the responsibility for claims administration and financial administration of the KPMG Policies are in no way intended to limit, inhibit or preclude any right of Consulting, KPMG or any other insured to insurance coverage for any Insured Claims under the KPMG Policies.

          (e) Pre-Separation Insurance Claims Administration. Consulting and its Subsidiaries and Affiliates acknowledge that KPMG has previously experienced losses and received claims which arose from the Consulting Business and which were, or might have been, covered by one or more KPMG Policies, and prior to the Effective Date KPMG will have made decisions and commitments regarding the administration of such claims, and including reaching agreements and stipulations regarding such claims (collectively "Pre-Separation Claims

Administration"). Consulting and its Subsidiaries and Affiliates covenant not to contest or challenge in any manner any action taken by KPMG prior to the Effective Date in connection with or relating to Pre-Separation Claims Administration, or to interfere with the performance of any agreement, commitment or stipulation so made by KPMG in connection with or relating to Pre-Separation Claims Administration.

          (f) Non-Waiver of Rights to Coverage. An insurance carrier which would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the provisions of this Section 6.2, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurance carrier or any third party shall be entitled to a windfall (i.e., a benefit they would not be entitled to receive had no Separation occurred, or in the absence of the provisions of this
Section 6.2) by virtue of the provisions hereof.

          (g) Scope of Affected Policies of Insurance. The provisions of this
Section 6.2 relate solely to matters involving liability, casualty and workers' compensation insurance, and shall not be construed to affect any obligation of or impose any obligation on the Parties with respect to any life, health and accident, dental or medical insurance policies applicable to any of the officers, directors, employees or other representatives of the Parties hereto or their Affiliates.

          SECTION 6.3 LETTERS OF CREDIT. (a) After the Effective Date, if letters of credit issued by a financial institution for the account of KPMG or any Retained Subsidiary on behalf of a Transferred Subsidiary or on behalf of the Consulting Business for the benefit of a third party remain outstanding, Consulting shall, and shall cause its Subsidiaries to, use their respective best efforts to replace such letters of credit as promptly as practicable with letters of credit issued for the account of Consulting or any of its Subsidiaries. Following the Effective Date, (i) Consulting shall indemnify and hold harmless the KPMG Indemnified Parties for any Claims or Losses arising from or relating to any letters of credit that are not replaced by Consulting or its Subsidiaries, including but not limited to, any fees in connection with the issuance and maintenance thereof and (ii) Consulting shall not, and shall not permit any of its Subsidiaries to, enter into, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation in connection with which KPMG or any Retained Subsidiary is or may be liable with respect to any letters of credit which remain outstanding. The Parties hereto agree that neither KPMG nor any of the Retained Subsidiaries will have any obligation to renew any letters of credit issued on behalf of the Consulting Business after the expiration of any such letter of credit.

          SECTION 6.4 GUARANTEE OBLIGATIONS. (a) KPMG and Consulting shall cooperate and Consulting shall use its best efforts to terminate, or to cause Consulting and/or one of the Transferred Subsidiaries to be substituted in all respects for KPMG or any of the Retained Subsidiaries in respect of, all obligations of KPMG or any of the Retained Subsidiaries under any loan, financing, lease, contract or other obligation in existence as of the Effective Date pertaining to the Consulting Business for which KPMG or any of the Retained Subsidiaries is or may be liable, as guarantor, primary obligor or otherwise including, but not limited to, those set forth on Schedule 6.4(a), but excluding any real estate leases or Surety Bonds (collectively, the "KPMG Guarantees"). If such a termination or substitution is not effected by the Effective Date, (i) Consulting shall indemnify and hold harmless the KPMG Indemnified Parties for any Claims or Losses arising from or relating to the KPMG Guarantees, and (ii) from and after the Effective Date, Consulting shall not, and shall not permit any of this Subsidiaries to, enter into, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which KPMG or any Retained Subsidiary is or may be liable pursuant to a KPMG Guarantee. KPMG agrees that it shall notify Consulting in a timely manner of any changes to the KPMG Guarantees. To the extent that KPMG or the Retained Subsidiaries have performance obligations under any KPMG Guarantee, Consulting will use its best efforts to (X) perform such obligations on behalf of KPMG and the Retained Subsidiaries or (Y) otherwise take such action as requested by KPMG so as to put KPMG and the Retained Subsidiaries in the same position as if Consulting, and not KPMG and the Retained Subsidiaries, had performed or were performing such obligations.

          (b) KPMG and Consulting shall cooperate and Consulting shall use its best efforts to terminate, or to cause Consulting and/or one of the Transferred Subsidiaries to be substituted in all respects for KPMG or any of the Retained Subsidiaries in respect of all obligations of KPMG or any of the Retained Subsidiaries under any surety bond listed on Schedule 6.4(b) (the "Surety Bonds"); provided, however, that with respect to any Surety Bond, if the Parties mutually agree in writing, Consulting shall not be required to make any such effort. If such termination or substitution is not effected by the Effective Date,

(i) Consulting shall indemnify and hold harmless the KPMG Indemnified Parties for any Claims or Losses arising from or relating to the Surety Bonds, and (ii) from and after the Effective Date, Consulting shall not, and shall not permit any of its Subsidiaries to, enter into, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which KPMG or any Retained Subsidiary is or may be liable pursuant to any Surety Bond. KPMG agrees that it shall notify Consulting in a timely manner of any changes to the Surety Bonds. To the extent that KPMG or the Retained Subsidiaries have performance obligations under any Surety Bond, Consulting shall use its best efforts to (X) perform such obligations on behalf of KPMG and the Retained Subsidiaries or (Y) otherwise take such action as requested by KPMG so as to put KPMG and the Retained Subsidiaries in the same position as if Consulting, and not KPMG and the Retained Subsidiaries, had performed or were performing such obligations.

          (c) With respect to each KPMG Guarantee and Surety Bond which remains in effect after the Effective Date, the Parties shall agree upon an appropriate fee to be paid by Consulting in consideration for such KPMG Guarantee or Surety Bond remaining in effect (the "KPMG Guarantee Fee").

          (d) Consulting agrees that it will not, without the express written consent of KPMG, which consent may be withheld in the sole discretion of KPMG, enter into any agreement with respect to a merger, consolidation or amalgamation with, or sale of all or substantially all its assets, in one transaction or in a series of related transactions to, any third party, unless such third party expressly agrees as a term of such agreement to (i) terminate, or to cause such third party or one of its Affiliates to be substituted in all respects for KPMG in respect of, all obligations of KPMG or any of the Retained Subsidiaries under the KPMG Guarantees, (ii) indemnify and hold harmless the KPMG Indemnified Parties for any Claims or Losses arising from or relating to the

KPMG Guarantees, (iii) assume or guarantee the payment to KPMG of any unpaid KPMG Guarantee Fee by Consulting or any successor to Consulting in accordance with Section 6.4(c) and (iv) not, and to not permit Consulting or any of its Subsidiaries or Affiliates to, renew or extend the term of, increase its obligations under, or transfer to another third party, any loan, lease contract or other obligation for which KPMG or any Retained Subsidiary is or may be liable pursuant to a KPMG Guarantee prior to such termination or substitution.

          SECTION 6.5 LITIGATION. (a) On or as of the Effective Date, Consulting shall assume and pay all liabilities which may result from the Consulting Assumed Actions and all fees and costs relating to the defense of the Consulting Assumed Actions, including attorneys' fees and costs incurred after the Effective Date. "Consulting Assumed Actions" shall mean those cases, claims, circumstances, investigations, proceedings, lawsuits and incidents (and any other matters reported to KPMG's professional practice insurance carrier as a potential claim) related to, or arising in connection with, the Consulting Business, the Transferred Assets or the Assumed Liabilities and listed on
Schedule 6.5(a) as to which KPMG or its Subsidiaries is a defendant or a party against which the claim or investigation is directed.

          (b) KPMG and its Subsidiaries shall transfer the Consulting Transferred Actions to Consulting and its Subsidiaries, and Consulting and its Subsidiaries shall receive and have the benefit of all of the proceeds of such Consulting Transferred Actions. "Consulting Transferred Actions" shall mean those cases and claims on which KPMG or its Subsidiaries are plaintiffs or claimants relating to, or arising in connection with, the Consulting Business, the Transferred Assets or the Assumed Liabilities and which are listed on
Schedule 6.5(a).

          (c) On or as of the Effective Date, KPMG or its Subsidiaries shall continue to assume and pay all liabilities which may result from the KPMG Assumed Actions and all fees and costs relating to the defense of the KPMG Assumed Actions, including attorneys' fees and costs incurred after the Effective Date. "KPMG Assumed Actions" shall mean those cases, claims circumstances, investigations, proceedings, lawsuits and incidents (and any other matters reported to KPMG's professional practice insurance carrier as a potential claim) related to, or arising in connection with, the Retained Business, the Excluded Assets or the Retained Liabilities as to which KPMG or its Subsidiaries is a defendant or the party against which the claim or investigation is directed.

          (d) On or as of the Effective Date, KPMG and its Subsidiaries shall continue to have the benefit of all of the proceeds of the KPMG Actions and shall continue to have exclusive authority and control over the investigation, settlement or compromise of any such KPMG Actions, without the consent of Consulting. "KPMG Actions" shall mean those cases and claims on which KPMG or its Subsidiaries are plaintiffs or claimants relating to, or arising in connection with, the Retained Business, the Excluded Assets or the Retained Liabilities.

          (e) Notwithstanding Section 6.5(a) and (c), if both KPMG and Consulting are named as parties to any Consulting Assumed Action or KPMG Assumed Action, as the case may be, in order to settle or compromise, or consent to the entry of any judgment with respect to, any such action, KPMG, Consulting and their respective Subsidiaries must comply with the provisions of Section 12.3. Consulting shall, and shall cause each of its Subsidiaries to, use its best efforts to have KPMG and any KPMG Indemnified Party removed as parties to any Consulting Assumed

Action in which they are named as parties as soon as is reasonably practicable, and KPMG shall, and shall cause the Retained Subsidiaries to, use their best efforts to have Consulting and any Consulting Indemnified Party removed as parties to any KPMG Assumed Action in which they are named as parties as soon as is reasonably practicable.

          (f) Notwithstanding any provision in this Section 6.5 to the contrary, no provision of this Section 6.5 shall limit the right of any Party to indemnification pursuant to Article XII, and any such right to indemnification shall be absolute, regardless of whether the Indemnified Party has the right to control such matter.

          SECTION 6.6 CONSULTING BANK ACCOUNTS. On or prior to the Effective Date, Consulting and its Subsidiaries shall establish separate bank accounts. Consulting shall cause any amounts received, by mistake or otherwise, in such accounts after the Effective Date on account of the Retained Business to be promptly transferred to KPMG and its Subsidiaries, as appropriate. KPMG shall cause any amounts received, by mistake or otherwise, after the Effective Date on account of the Consulting Business, other than amounts received on account of any Excluded Assets, to be promptly transferred to Consulting and its Subsidiaries, as appropriate.

          SECTION 6.7 OCCUPANCY. Unless otherwise provided herein or in an Ancillary Agreement, Consulting and its Subsidiaries may continue to occupy, from and after the Effective Date, such space in the facilities of KPMG and its Subsidiaries as it occupied immediately prior to the Effective Date, or such other space therein as may be mutually agreed to from time to time by KPMG and Consulting in accordance with the terms and conditions of the Transition Services Agreement.

          SECTION 6.8 COMPLIANCE WITH AUDITOR INDEPENDENCE RULES. Following the Separation and prior to the IPO, to the extent applicable to it, Consulting shall conduct its business in such a manner as to be in full compliance with all applicable rules and regulations regarding auditor independence promulgated by the Securities and Exchange Commission, the American Institute of Certified Public Accountants, the Independence Standards Board, the state boards of accountancy or any other accounting regulatory authorities with jurisdiction over KPMG (the "Auditor Independence Rules").

          SECTION 6.9 SHARED CONTRACTS. (a) In the event and to the extent that, following the Separation, any contract executed prior to the Separation pertaining to either KPMG or Consulting, respectively (the "Contracting Party") requires the performance by the other Party (the "Subcontracting Party") to complete the requirements of the contract (each a "Shared Contract"), the Parties shall, to the extent permitted under such Shared Contract, enter into a subcontract with respect to such Shared Contract pursuant to which the Subcontracting Party shall agree to deliver the appropriate services to the client. Each subcontract shall provide that the Subcontracting Party shall perform and discharge fully, all obligations of the Subcontracting Party with respect to the Shared Contract and that each Subcontracting Party shall indemnify and hold harmless the Contracting Party for all Claims or Losses arising out of its performance under the subcontract. Such subcontract shall also give the Subcontracting Party its allocable portion of the rights and privileges with respect to such Shared Contract, including the right to receive the Subcontracting Party's allocable portion of the monies and other consideration received with respect to the performance under such Shared Contract.

          (b) In the event and to the extent that, following the Separation, any contract executed prior to the Separation pertaining to either KPMG or Consulting provides goods or services to both KPMG and Consulting, which goods or services are not provided for or contemplated by the Transition Services Agreement (each a "Shared Services Contract"), the Parties shall, to the extent permitted under such Shared Services Contract, enter into a subcontract with respect to such Shared Services Contract pursuant to which the Subcontracting Party may obtain its allocable portion of (i) any goods or services offered pursuant to such Shared Services Contract and (ii) any other rights and privileges with respect to such Shared Services Contract. The Subcontracting Party shall make its allocable share of any payments due pursuant to such Shared Services Contract and assume its allocable portion of any other obligations thereunder.

          SECTION 6.10 COLLECTION OF RECEIVABLES. (a) From and after the Closing Date, KPMG shall use reasonable efforts to collect the accounts receivable, notes receivable and WIP pertaining to the Consulting Business and included in the Excluded Assets or retained by KPMG pursuant to Sections 3.6 and 3.8 (the "Section 6.10 Receivables") generally in accordance with the billing and collection practices presently applied by KPMG in the collection of its accounts receivable, notes receivable and WIP, except that with respect to any particular
Section 6.10 Receivable, KPMG shall be under no obligation to commence litigation to effect collection and, after consultations with Consulting, may make any adjustment, concession or settlement which in the good faith judgment of KPMG is commercially reasonable. In connection with the collections by KPMG, if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor, except for those invoices which are subject to a dispute to the extent of such dispute. Consulting will use reasonable efforts to assist KPMG in the collection of the
Section 6.10 Receivables.

          (b) KPMG shall, on or before the tenth business day of each calendar month commencing with the second complete calendar month following the Effective Date, deliver to Consulting a written report ("Collection Report") of the following information with respect to the Section 6.10 Receivables:

               (i) The aggregate amount of the Section 6.10 Receivables (and the number of accounts comprising such Section 6.10 Receivables); and

               (ii) The aggregate amount of cash collections of the Section 6.10 Receivables during the period from the Effective Date through the date of the Collection Report.

          (c) If KPMG has not collected by the close of business on June 29, 2000, as to any Section 6.10 Receivable an amount equal to the excess of such
Section 6.10 Receivable over the allowance for doubtful accounts in respect of such Section 6.10 Receivable, (such excess being referred to herein as the "Net Amount of Receivable"), then KPMG shall have the right to require Consulting to pay KPMG an amount equal to (i) the Net Amount of Receivable minus





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

(ii) the amount collected in cash in respect of such Section 6.10 Receivable by KPMG during the period prior to June 30, 2000; provided that concurrently with the payment by Consulting of such amount, KPMG shall assign to Consulting such uncollected Section 6.10 Receivable. Upon any such assignment, Consulting shall have the right to exercise any remedies available to it under law or equity to collect such Section 6.10 Receivable.

          (d) If, after the Effective Date, Consulting shall receive any remittance from any account debtors with respect to the Section 6.10 Receivables (excluding any Section 6.10 Receivable reassigned to Consulting pursuant to Section 3.8 or Section 6.10(c)), Consulting shall endorse such remittance to the order of KPMG and forward it to KPMG immediately upon receipt thereof, and any such amounts shall be deemed to have been collected by KPMG for purposes of this
Section 6.10.

          (e) If, after the Effective Date, KPMG shall receive any remittance from or on behalf of any account debtor with respect to any Section 6.10 Receivable after such Section 6.10 Receivable has been reassigned to Consulting, KPMG shall endorse such remittance to the order of Consulting and forward it to Consulting immediately upon receipt thereof.

          SECTION 6.11 NOTICE OF SEPARATION. Following the Effective Date, Consulting shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to advise and put on notice all third parties with whom Consulting or any of its Subsidiaries conducts business or maintains contractual relationships that Consulting is a separate company from KPMG.

          SECTION 6.12 WAIVER OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT. (a) In the event that a partner or principal of KPMG who becomes an employee of Consulting engages in conduct that constitutes a breach of both (i)
Section 12 of the Partnership Agreement and (ii) either Article VIII of the Consulting Qualified Member Distribution Agreement, Article V of the Consulting Non-Qualified Member Distribution Agreement or Article V of the Consulting Non-Eligible Member Agreement, as the case may be, KPMG hereby covenants and agrees to waive the enforcement of its remedies in connection with the breach of
Section 12 of the Partnership Agreement and not to pursue any remedies available to it thereunder pursuant to such breach so long as Consulting pursues its remedies under the applicable Member Distribution Agreements.

          (b) In respect of any partner or principal who withdraws from KPMG and simultaneously with such withdrawal becomes an employee of Consulting, KPMG hereby waives the requirement in Section 10 of the Partnership Agreement that such partner or principal provide advance notice of such withdrawal.

          SECTION 6.13 NO REPRESENTATION. (a) KPMG covenants and agrees that:

               (i) KPMG will not have any representation on the board of directors of Consulting, Inc.; and

               (ii) KPMG will use its best efforts to assure that no partner, principal or employee of KPMG serves as an officer, director or employee of Consulting, Inc.

          (b) Consulting covenants and agrees that it will use its best efforts to assure that no officer, director or employee of Consulting serves as a partner, principal or employee of KPMG.



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
                                  ARTICLE VII

                              INTELLECTUAL PROPERTY

          SECTION 7.1 LICENSE OF CONSULTING INTELLECTUAL PROPERTY TO KPMG. (a) Grant of License. Consulting and its Subsidiaries hereby grant to KPMG and the Retained Subsidiaries, and KPMG and the Retained Subsidiaries hereby accept and retain, a perpetual, nonexclusive, fully paid-up, worldwide right and license to use, manufacture, make, sell, distribute, publicly display, publicly perform, and otherwise practice or exploit by any means (whether now known or contemplated or hereafter invented or discovered), solely in the ordinary course of the Retained Business, any Consulting Assigned Intellectual Property that KPMG is or will be using, practicing or exploiting in connection with the Retained Business as of the Effective Date (the "Licensed Consulting Intellectual Property"). No right is granted to use, manufacture, make, sell, distribute, publicly display, publicly perform, or otherwise practice or exploit the Licensed Consulting Intellectual Property other than in connection with the Retained Business. Notwithstanding the foregoing, the Licensed Consulting Intellectual Property shall not include, and no right is granted under this
Section 7.1 with respect to, (i) any trademark, trade name, service mark, service name, slogan, logo, any registration of any of the foregoing, or any application for registration of any of the foregoing, or (ii) Consulting Assigned Intellectual Property that KPMG uses solely to support or provide services to the Consulting Business.

          (b) Ownership of the Licensed Consulting Intellectual Property. KPMG and the Retained Subsidiaries acknowledge that, subject to the foregoing license, Consulting and its Subsidiaries, as the case may be, are the sole and exclusive owners of all of right, title and interest in and to the Licensed Consulting Intellectual Property. KPMG and the Retained Subsidiaries agree that they will do nothing inconsistent with Consulting's or its Subsidiaries' ownership of, or rights in, the Licensed Consulting Intellectual Property.

          (c) Marking and Notices. KPMG and the Retained Subsidiaries agree that any services which are provided, offered, sold or otherwise delivered by them pursuant to the license(s) granted hereunder shall bear a legal or proprietary rights notice in such form as may be reasonably requested by and to the extent directed by Consulting from time to time.

          (d) Termination of Licenses. The licenses granted in this Section 7.1 may be terminated by Consulting only under the following conditions:

               (i) Breach. If KPMG or the Retained Subsidiaries are in breach or default of a material term of this Section 7.1 which breach or default continues for sixty (60) days after written notice thereof by Consulting, Consulting may terminate the license granted pursuant to this Section 7.1, provided that such termination shall be limited to those Licensed Consulting Intellectual Property rights that relate to the uncured breach.

               (ii) Divestiture. If KPMG or the Retained Subsidiaries sell, assign, transfer or otherwise divest themselves of ownership of any business units or services that use the Licensed Consulting Intellectual Property, the licenses granted in this Section 7.1 may be assigned, but only with respect to the divested businesses or services that are substitutes for or line extensions of such services, and only with the written consent of Consulting, which consent shall not be unreasonably withheld. Consulting shall have no obligation to consent to the transfer of such license to any entity that is a competitor of Consulting or any of its Subsidiaries or in the field in which Consulting or any of its Subsidiaries uses the Intellectual Property Right that is the subject of the license.

               (iii) Change of Control. If more than 50% of the equity interest of KPMG or any Retained Subsidiary thereof is acquired, directly or indirectly, by a competitor of Consulting in the field in which Consulting or its Subsidiaries are then using the Licensed Consulting Intellectual Property, then Consulting, by written notice to KPMG, may
          (A) in the case of the acquisition of the equity interest of KPMG, terminate the license granted pursuant to this Section 7.1 in its entirety, or (B) in the case of the acquisition of the equity interest of a Retained Subsidiary terminate the license granted pursuant to this Section 7.1 only with respect to such Retained Subsidiary.

          SECTION 7.2 LICENSE OF KPMG INTELLECTUAL PROPERTY TO CONSULTING. (a) KPMG and the Retained Subsidiaries hereby grant to Consulting and its Subsidiaries, and Consulting and its Subsidiaries hereby accept and retain, a perpetual, nonexclusive, fully paid-up, worldwide right and license to use, manufacture, make, sell, distribute, publicly display, publicly perform, and otherwise practice or exploit by any means (whether now known or contemplated or hereafter invented or discovered), solely in the ordinary course of the Consulting Business, any Intellectual Property Rights that KPMG retains relating to the Retained Business (the "Retained Intellectual Property") that the Consulting Business is using, practicing or exploiting as of the Effective Date (the "Licensed Retained Intellectual Property"). No right is granted to use, manufacture, make, sell, distribute, publicly display, publicly perform, or otherwise practice or exploit the Licensed Retained Intellectual Property other than in connection with the Consulting Business. Notwithstanding the foregoing, the Licensed Retained Intellectual Property shall not include, and no right is granted under this Section 7.2 with respect to, (i) any trademark, trade name, service mark, service name, slogan, logo, any registration of any of the foregoing, or any application for registration of any of the foregoing, or (ii) Retained Intellectual Property that the Consulting Business uses solely to support or provide services to KPMG or the Retained Business.

          (b) Ownership of the Licensed Retained Intellectual Property. Consulting and its Subsidiaries acknowledge that, subject to the foregoing license, KPMG and the Retained Subsidiaries are the sole and exclusive owners of all of right, title and interest in and to the Licensed Retained Intellectual Property. Consulting and its Subsidiaries agree that they will do nothing inconsistent with KPMG's and the Retained Subsidiaries' ownership of, or rights in, the Licensed Retained Intellectual Property.

          (c) Marking and Notices. Consulting and its Subsidiaries agree that any services which are provided, offered, sold or otherwise delivered by them pursuant to the license(s) granted hereunder shall bear a legal or proprietary rights notice in such form as may be reasonably requested by and to the extent directed by KPMG from time to time.

          (d) Termination of Licenses. The licenses granted in this Section 7.2 may be terminated by KPMG only under the following conditions:

               (i) Breach. If Consulting or its Subsidiaries are in breach or default of a material term of this Section 7.2 which breach or default continues for sixty (60) days after written notice thereof by KPMG, KPMG may terminate the license granted pursuant to this Section 7.2, provided that such termination shall be limited to those Licensed Retained Intellectual Property rights that relate to the uncured breach.

               (ii) Divestiture. If Consulting or its Subsidiaries sell, assign, transfer or otherwise divests themselves of ownership of any business units or services that use the Licensed Retained Intellectual Property, the licenses granted in this Section 7.2 may be assigned, but only with respect to the divested businesses or services that are substitutes for or line extensions of such services, and only with the written consent of KPMG, which consent shall not be unreasonably withheld. KPMG shall have no obligation to consent to the transfer of such license to any entity that is or by virtue of such license is enabled to become a competitor of KPMG or the Retained Subsidiaries in the field in which KPMG or any Retained Subsidiary uses the Intellectual Property Right that is the subject of the license.

               (iii) Change of Control. If more than 50% of the voting stock of Consulting or any Subsidiary thereof is acquired, directly or indirectly, by a competitor of KPMG in the field in which KPMG or its Subsidiaries are then using the Licensed Retained Intellectual Property, then KPMG, by written notice to Consulting, may (A) in the case of the acquisition of the voting stock of Consulting, terminate the license granted pursuant to this Section 7.2 in its entirety, or
          (B) in the case of the acquisition of the voting stock of any Subsidiary, terminate the license granted pursuant to this Section 7.2 only with respect to such Subsidiary.

          SECTION 7.3 NO TRANSFERS. Except as set forth in Section 7.1(d)(ii) and Section 7.1(d)(iii), the licenses granted under Sections 7.1 and 7.2 may not be assigned without the prior written consent of the licensor thereunder (KPMG or Consulting, as the case may be). However, each licensee under such licenses (KPMG or Consulting, as the case may be) may grant sublicenses thereunder that are incidental to transactions entered into in the ordinary course of such licensee's business. To the extent that any of the Intellectual Property Rights licensed under Section 7.1 or 7.2 include trade secrets or other information protected from disclosure hereunder or otherwise, then the licensee shall disclose such information only as necessary in connection with its exercise of its rights under such license, and only subject to a written confidentiality agreement conforming to the requirements of Section 9.4 hereof or such other reasonable requirements of which it may be notified in writing by the licensor.

          SECTION 7.4 LIMITATION. (a) As of the Effective Date, and except as permitted pursuant to the terms and conditions of Section 7.1, KPMG and its Subsidiaries shall cease all use of the Consulting Assigned Intellectual Property, and KPMG agrees to terminate any licenses granted to its Subsidiaries with respect to the Consulting Assigned Intellectual Property.

          (b) As of the Effective Date, and except as permitted pursuant to the terms and conditions of Section 7.2, Consulting and its Subsidiaries shall cease all use of the KPMG Retained Intellectual Property, and Consulting agrees to terminate any licenses granted to its Subsidiaries with respect to the KPMG Retained Intellectual Property.

          SECTION 7.5 FURTHER ASSURANCES. (a) KPMG and the Retained Subsidiaries shall cooperate with Consulting and its Subsidiaries at Consulting's request and at Consulting's expense, in any reasonable steps that Consulting or its Subsidiaries wish to take to protect the Consulting Assigned Intellectual Property or to protect, perfect or evidence Consulting's interest therein, including, without limitation, by (i) obtaining execution by KPMG's and KPMG's Subsidiaries' employees, consultants and agents of any papers, documents or instruments Consulting or any of its Subsidiaries consider necessary to enable Consulting and its Subsidiaries to protect, perfect or evidence the Consulting Assigned Intellectual Property or Consulting's or its Subsidiaries' interest therein; and (ii) making their respective employees, consultants and agents who have direct knowledge of facts pertaining to any Consulting Assigned Intellectual Property or the subject matter thereof, available to Consulting and its Subsidiaries for the purpose of protecting, perfecting or evidencing any Consulting Assigned Intellectual Property or Consulting's or its Subsidiaries' interest therein, including by disclosing all information regarding any unpatented inventions for the purpose of preparing and filing patent applications with respect thereto and otherwise reasonably assisting with such patent applications.

          (b) Similarly, Consulting and its Subsidiaries shall cooperate with KPMG and the Retained Subsidiaries at KPMG's request and at KPMG's expense, in any reasonable steps that KPMG or the Retained Subsidiaries wish to take to protect the Retained Intellectual Property or to protect, perfect or evidence KPMG's interest therein, including, without limitation, by (i) obtaining execution by Consulting's and its Subsidiaries' employees, consultants and agents of any papers, documents or instruments KPMG or any of the Retained Subsidiaries consider necessary to enable KPMG and the Retained Subsidiaries to protect, perfect or evidence the Retained Intellectual Property or KPMG's or the Retained Subsidiaries' interest therein; and (ii) making their respective employees, consultants and agents who have direct knowledge of facts pertaining to any Retained Intellectual Property or the subject matter thereof, available to KPMG and the Retained Subsidiaries for the purpose of protecting, perfecting or evidencing any Retained Intellectual Property or KPMG's or the Retained Subsidiaries' rights therein, including by disclosing all information regarding any unpatented inventions for the purpose of preparing and filing patent applications with respect thereto and otherwise reasonably assisting with such patent applications.



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

                                  ARTICLE VIII

                         EMPLOYEES AND EMPLOYEE BENEFITS

          SECTION 8.1 CONSULTING EMPLOYEE. "Consulting Employee" means any partner, principal or employee of KPMG or a Benefit Subsidiary (A) who in the ordinary course of his or her duties performs substantially all his or her services for any Consulting Business and (i) is actively at work on the Effective Date (including any individual on temporary assignment at the request of KPMG at a Subsidiary that is not a Benefit Subsidiary) or (ii) is not actively at work on the Effective Date on account of a leave of absence, which commenced after June 30, 1999, duly granted by KPMG or a Benefit Subsidiary pursuant to an established plan or policy of general application or applicable law and (B) and other such partners, principals or employees who the parties agree to classify as a Consulting Employee. Notwithstanding the foregoing, an individual who would be a Consulting Employee but for the fact that such individual is not actively at work on the Effective Date on account of a leave of absence duly granted by KPMG or a Benefit Subsidiary before July 1, 1999 shall become a Consulting Employee upon his or her proper return to active service with Consulting or a Benefit Subsidiary at the end of and as contemplated by such leave of absence.

          SECTION 8.2 EMPLOYMENT OF CONSULTING EMPLOYEES. On the Effective Date, Consulting and its Subsidiaries shall employ or continue to employ each Consulting Employee. Consulting and KPMG (and their respective Subsidiaries) shall use commercially reasonable efforts to accomplish any transfers of employment required by this Section 8.2 in a timely manner. As of the Effective Date, each Consulting Employee shall be paid from Consulting or one of its Subsidiaries compensation and benefits in the aggregate comparable to those provided to such individual from KPMG or its Subsidiaries immediately before the Effective Date. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted as requiring Consulting or the Subsidiaries to retain any individual in employment for any specific period of time or as limiting the right of Consulting or its Subsidiaries to terminate the employment of any Consulting Employee or to change the terms of his or her employment (including, without limitation, compensation and benefits).

          SECTION 8.3 TERMINATIONS/LAYOFF/SEVERANCE. (a) No Consulting Employees shall be eligible for any severance benefits from KPMG or its Subsidiaries as a result of the transfer of their employment or service from KPMG or its Subsidiaries to Consulting or its Subsidiaries or any subsequent termination of their employment or service with Consulting or its Subsidiaries. Notwithstanding the foregoing, Consulting shall pay certain severance benefits as provided in
Section 8.3(b).

          (b) Effective as of the Effective Date, Consulting (or the applicable Consulting Subsidiary) shall assume any obligations of KPMG or its Subsidiaries for and shall be obligated to pay severance benefits to any Consulting Employee whose employment or service by Consulting or its Subsidiaries terminates within one year after the Effective Date in an amount not to be less than the amount of such severance benefits which such Consulting Employee would have received from KPMG or its Subsidiaries had his or her employment by KPMG or its Subsidiaries terminated immediately before the Effective Date.

          SECTION 8.4 INTERNATIONAL CONSULTING EMPLOYEES. Notwithstanding anything herein to the contrary, all issues relating to any individual who, immediately prior to the Effective Date, is employed in a foreign jurisdiction by Consulting or a Transferred Subsidiary and who is not a Consulting Employee shall be governed by any agreements made in connection with the transactions applicable to such Transferred Subsidiary and shall not be subject to this Agreement.

          SECTION 8.5 EMPLOYMENT SOLICITATION. For one year after the Effective Date, neither KPMG nor Consulting shall, or shall permit any of their respective Subsidiaries or agents to, directly or indirectly, without the prior written consent of the other, actively solicit or recruit for employment any then current partner, principal or employee of the other or of any of the other's Subsidiaries. Notwithstanding the foregoing, nothing contained in this Section
8.5 shall (a) prohibit the hiring of any employee who in good faith is believed to be actively seeking employment on his or her own initiative without prior contact initiated by any employee or agent of the company where employment is sought, or any of such company's Affiliates, provided that such employee has obtained written authorization from an officer (or a direct report to a current officer) of his or her current employer; or (b) prohibit KPMG or Consulting or any of their respective Subsidiaries from hiring any person for status as a partner or principal with the other company until after such individual has been terminated for at least six months.

          SECTION 8.6 LEAVE OF ABSENCE POLICIES. Effective immediately after the Effective Date, Consulting and its Subsidiaries shall honor all terms and conditions of leaves of absence which have been granted to any Consulting Employee by KPMG or its Benefit Subsidiaries under any established policy program of general application or pursuant to applicable law before the Effective Date and after June 30, 1999, including such leaves that are to commence after the Effective Date where KPMG or any of its Benefit Subsidiaries has approved such leave or where an employee has submitted appropriate paperwork to KPMG or any of its Benefit Subsidiaries for such leave prior to the Effective Date.

          SECTION 8.7 WITHDRAWAL FROM PARTICIPATION IN KPMG PLANS AND ESTABLISHMENT OF CONSULTING PLANS. (a) Prior to the Effective Date, KPMG and Consulting shall take any and all action as shall be necessary or appropriate to cause Consulting to become a participating employer in the KPMG Plans that are pension or profit sharing plans intended to be qualified under Section 401(a) of the Code. Effective as of the Effective Date, except as provided in Section 8.13, Consulting shall cease to be a participating employer in such KPMG Plans and shall take any and all action necessary to effectuate its withdrawal as a participating employer under the terms of such plans. KPMG and Consulting shall take any and all action as may be necessary or appropriate to cause Consulting Employees to cease accruing benefits under the KPMG Plans in effect on the Effective Date as of the Effective Date. KPMG shall take any and all action as may be necessary or appropriate to cause employment of Consulting Employees by Consulting and its Subsidiaries after the Effective Date to be taken into account under the KPMG Pension Plan and the KPMG Savings Plan for vesting purposes to the same extent as if such employment were by KPMG. KPMG and its Subsidiaries shall after the Effective Date remain liable for claims incurred before the Effective Date by Consulting Employees (and their dependents) under KPMG plans that are "welfare plans" as defined in ERISA, but not paid as of the Effective Date.

          (b) Effective as of the Effective Date, Consulting shall establish its own employee benefit plans for the benefit of eligible employees of Consulting. The Consulting Savings Plan shall take into account for eligibility and vesting purposes employment by and service rendered to KPMG or its Subsidiaries prior to the Effective Date and welfare plans of Consulting and its Subsidiaries shall take into account such employment and service for reliability purposes, and shall take into account any payments by Consulting Employees for purposes of satisfying deductible and out of pocket limits to the same extent as under the KPMG welfare plans and shall not exclude as a pre-existing condition any condition covered by the KPMG welfare plans as of the Effective Date.

          SECTION 8.8 TRANSFER OF SAVINGS PLAN ACCOUNT BALANCES. Subject to applicable law and the provisions of the KPMG Savings Plan, as soon as practicable after the Effective Date, as determined by the plan administrator for the KPMG Savings Plan, the account balances (including outstanding loans) of all KPMG Savings Plan participants who are Consulting Employees shall be transferred from the KPMG Savings Plan to the Consulting Savings Plan (the "Transferred Accounts"). The plan administrator for the Consulting Savings Plan shall take any action reasonably requested by the plan administrator for the KPMG Savings Plan which is necessary or advisable, in the sole opinion of the plan administrator for the KPMG Savings Plan, to maintain the status of the KPMG Savings Plan as qualified under Section 401(a) of the Code or to avoid the imposition of any penalties with respect to such plan in either case, as a result of the transfer of accounts contemplated by this Section 8.8.

          SECTION 8.9 ENTITLEMENT TO DISTRIBUTIONS UNDER PENSION PLANS. (a) Consulting acknowledges that benefits under the KPMG Pension Plan shall not become payable to Consulting Employees prior to the date their employment with Consulting terminates.

          (b) KPMG Money Purchase Plan (the "Money Purchase Plan"), KPMG Personal Account for Retirement Plan (the "PAR") and KPMG Partners Savings Plan (the "PSP"). Consulting acknowledges that benefits under the Money Purchase Plan, the PAR or the PSP shall not become payable to Consulting Employees prior to the date their employment with Consulting terminates.

          (c) KPMG Retirement Allowance Plan (the "RAP"). Consulting acknowledges that the benefits under the RAP (including any supplemental plans) for Consulting Employees who immediately before the Effective Date were partners or principals of KPMG, ceased accruing as of June 30, 1999, and that benefits thereunder shall not be payable to such Consulting Employees prior to the date their employment with Consulting terminates.

          SECTION 8.10 WORKERS' COMPENSATION. After the Effective Date, (i) KPMG and its Subsidiaries shall remain liable for workers' compensation claims arising with respect to Consulting Employees with respect to events that occurred prior to the Effective Date and (ii) Consulting and its Subsidiaries shall be liable for workers' compensation claims of Consulting Employees with respect to events arising after the Effective Date.

          SECTION 8.11 VACATION PAY POLICY. After the Effective Date, Consulting and its Subsidiaries shall maintain for the Consulting Employees a vacation pay policy and Consulting shall be responsible for costs incurred to provide vacation pay to employees of Consulting following such date. Consulting shall assume any and all KPMG liabilities to provide to Consulting Employees who immediately before the Effective Date were employees of KPMG or any Benefit Subsidiary, vacation which such persons accrued under the KPMG vacation pay policy as of the Effective Date, and no accrued vacation shall be payable by KPMG (or its Benefit Subsidiaries) on or after the Effective Date. Consulting acknowledges that Consulting Employees who immediately before the Effective Date were partners or principals of KPMG may be entitled to unused vacation under KPMG's vacation policy for which no liability has been accrued by KPMG and it is expected that Consulting shall credit such Consulting Employees with such unused vacation under Consulting's vacation pay policy.

          SECTION 8.12 INFORMATION TO BE PROVIDED TO KPMG. Consulting shall provide any information which KPMG (or any KPMG Subsidiary) may reasonably request, including but not limited to information relating to dates of termination of employment, in order to provide benefits to any eligible employee of Consulting or any of its Subsidiaries under the terms and conditions described herein or under the applicable KPMG Plans. Any information relating to an employee's termination of employment shall be provided by Consulting to KPMG as soon as available to Consulting, but in any event no later than 30 days after such information is made available to Consulting. Consulting shall, as necessary, update the system used to keep such information in such timely manner as is required to administer the KPMG Plans.

          SECTION 8.13 WELFARE BENEFITS AND COBRA. As of the Effective Date, Consulting shall assume KPMG's liability for (i) health care continuation coverage for Consulting Employees (and their dependents) who upon the occurrence of their "qualifying events" as defined in COBRA and whose "qualifying events" occurred after June 30, 1999, and (ii) wage continuation and other disability payments to any Disabled Employee pursuant to any KPMG Plan providing for disability benefits.

                                   ARTICLE IX

                              ACCESS TO INFORMATION

          SECTION 9.1 ACCESS TO INFORMATION. (a) Access to Information. At all times from and after the Effective Date for a period of ten years, (i) KPMG, upon reasonable notice, shall afford Consulting, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Consulting's expense, provide copies of, all records, books, contracts, instruments, data, documents, communications, items, matters and other information other than workpapers generated in the course of a client engagement (collectively, "Information") relating to Consulting or any of its Subsidiaries, the Consulting Business, the Transferred Assets, the Assumed Liabilities, the partners, principals and employees of KPMG who will become employees of Consulting or the Consulting Business within KPMG's possession or control immediately following the Effective Date, insofar as such access or copies are required by Consulting or any of its Subsidiaries for a particular purpose permitted by this Section 9.1(a), and (ii) Consulting, upon reasonable notice, shall afford to KPMG, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at KPMG's expense, provide copies of, Information relating to KPMG or any of its Retained Subsidiaries, the Retained Business, the Excluded Assets, the Retained Liabilities, or any partners, principals and employees of KPMG or any of its Subsidiaries within Consulting's possession or control immediately following the Effective Date insofar as such access or copies are required by KPMG for a particular purpose permitted by this Section 9.1(a). Information may be requested under this Section 9.1(a) for audit, accounting and Tax purposes, claims defense, Consulting Assumed Actions and KPMG Assumed Actions (other than in connection with litigation or threatened litigation in which the interests of KPMG or any Retained Subsidiary, on the one hand, and Consulting or any Transferred Subsidiary, on the other hand, as the case may be, may be adverse to one another), regulatory filings, for purposes of fulfilling disclosure and reporting obligations, for compensation, benefit or welfare plan administration and for other proper business purposes but not for competitive purposes. KPMG and Consulting shall maintain the Information in the same way that KPMG maintains similar material relating to the ongoing business of KPMG. The provisions of this Article IX shall not prejudice the rights or obligations of the Parties under any of the Ancillary Agreements.

          (b) Limitations. KPMG makes no representations or warranties, express or implied, about the accuracy, completeness, adequacy or sufficiency of the Information provided hereunder and EXPRESSLY DISCLAIMS ALL WARRANTIES WHATSOEVER RELATING THERETO, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSES. The rights of access pursuant to this Section 9.1 shall not include, however, such Information of KPMG, Consulting and their respective Subsidiaries relating to (i) products, materials and components under development by KPMG, Consulting or their respective Subsidiaries; (ii) Information pertaining to potential acquisitions, divestitures and other business arrangements of KPMG, Consulting or their respective Subsidiaries (other than with respect to the Transferred Subsidiaries); (iii) studies and investigations being undertaken by KPMG, Consulting or their respective Subsidiaries for their own benefit or for the benefit of a third party; (iv) Information KPMG, Consulting or their respective Subsidiaries are required by law, applicable professional standards or confidentiality agreements with a third party to maintain in confidence; and (v) Information which, in a Party's good faith judgment, if disclosed could result in a loss of such Party's ability to successfully assert a claim of Privilege. Each Party agrees to abide by and adhere to all reasonable requirements and limitations imposed by the other Party in respect of the Information and access thereto.

          (c) Any Information owned by one Party that is provided to a requesting Party pursuant to this Section 9.1 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          SECTION 9.2 PRODUCTION OF WITNESSES. At all times from and after the Effective Date, each Party shall use its reasonable efforts to make available to the other Party (without cost (other than reimbursement of actual out-of-pocket expenses (other than officers' or employees' salaries or partner or principal compensation), which expenses shall not include legal fees) to, and upon prior written request of, the other Party) its officers, directors, partners, principals, employees and agents as witnesses to the extent that the same may reasonably be required by the other Party in connection with any legal, administrative or other proceedings (other than any legal proceeding in which KPMG or any Retained Subsidiary, on the one hand, and Consulting or any Transferred Subsidiary, on the other hand, as the case may be, are Parties and may be adverse to one another in such proceeding) in which the requesting Party may from time to time be involved with respect to the Consulting Business, the Retained Business, the Exchange, the Separation or any related transactions. KPMG and Consulting agree to reimburse each other for reasonable out-of-pocket expenses (other than officers' or employees' salaries or partner or principal compensation), which expenses shall not include legal fees, incurred by the other in connection with providing individuals and witnesses pursuant to this Section 9.2. Nothing in this Section 9.2 shall require any such witness to testify or give evidence relating to the matters described in Section 9.1(b)(iv) or Section 9.1(b)(v).

          SECTION 9.3 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Effective Date, KPMG shall deliver to Consulting or one or more of its Subsidiaries all corporate books and records of Consulting and the Transferred Subsidiaries and copies of all corporate books and records of KPMG relating to the Consulting Business in the possession of KPMG, including in each case all active agreements, litigation files and government filings, except to the extent otherwise agreed by the Parties. From and after the Effective Date, all books, records and copies so delivered shall be the property of Consulting or such Subsidiaries. Notwithstanding the foregoing, KPMG may (a) retain copies of books and records delivered to Consulting, subject to holding in confidence in accordance with Section 9.4, the Information contained in such books and records, (b) refuse to furnish any Information if it believes in good faith that doing so could adversely affect its ability to successfully assert a claim of Privilege, and (c) refuse to deliver books and records or portions thereof which are subject to any law, applicable professional standards or confidentiality agreements which would by their terms prohibit such delivery (in which case, if requested by Consulting, KPMG shall use its reasonable efforts to seek a waiver of or other relief from such confidentiality restriction).

          SECTION 9.4 CONFIDENTIALITY. (a) From and after the Effective Date, each of KPMG and Consulting shall hold, and shall cause its Subsidiaries and its and their partners, principals, officers, directors, employees, agents, consultants, advisors and other representatives to hold in strict confidence all non-public Information (i) concerning the other Party or any of its Subsidiaries or Affiliates obtained prior to the Effective Date, (ii) accessed pursuant to
Section 9.1 hereof, or (iii) received from the other Party or any of its Subsidiaries or Affiliates pursuant to this Agreement, any Ancillary Agreement or any agreement or document contemplated hereby directly or indirectly, orally or in writing or via disk or other electronic media, including, without limitation, any trade secrets, technology, know-how and other non-public, proprietary intellectual property rights licensed pursuant to Sections 7.1 and
7.2 herein, and shall not release or disclose such Information to any other Person, except its representatives, who shall be bound by the provisions of this
Section 9.4 without the prior written consent of the other Party or as expressly permitted in Section 7.1 or 7.2; provided, however, that KPMG and Consulting and their respective Subsidiaries, partners, principals, officers, directors, employees, agents, consultants, advisors and representatives may disclose such Information if, and only to the extent that, (A) such confidential Information is disclosed to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such confidential Information and are informed of their obligation to hold such confidential Information in confidence to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, Consulting or KPMG, as the case may be, will be responsible, (B) a disclosure of such confidential Information is compelled by judicial or administrative process or, in the opinion of such Party's counsel, by other requirements of law, or (C) such Party can show that such confidential Information (I) is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement; (II) has been furnished or made known to the recipient without any obligation to keep it confidential by a third Party under circumstances which are not known to the recipient to involve a breach of the third Party's obligations to a Party hereto; (III) was developed independently of Information furnished to the recipient under this Agreement; or (IV) in the case of confidential Information furnished after the Effective Date, was known to the recipient at the time of receipt thereof from the other Party. Notwithstanding the foregoing, in the event that any demand or request for disclosure of confidential Information is made pursuant to clause (B) above, the disclosing Party shall promptly notify the other Party of the existence of such request or demand and shall provide the other Party a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party whose confidential Information is required to be disclosed shall or shall cause the disclosing Party to furnish, or cause to be furnished, only that portion of the confidential Information that is legally required to be disclosed.

          (b) Each Party (the "First Party") acknowledges that the other Party would not have an adequate remedy at law for the breach by the First Party of any one or more of the covenants contained in this Section 9.4 and agrees that, in the event of such breach, the other Party may, in addition to the other remedies which may be available to it, apply to a court for an injunction to prevent breaches of this Section 9.4 and to enforce specifically the terms and provisions of this Section 9.4. Notwithstanding Section 12.1 hereof, the provisions of this Section 9.4 shall survive the Effective Date indefinitely.

          SECTION 9.5 PRIVILEGED MATTERS. (a) Each of KPMG and Consulting agree to maintain, preserve and assert any or all privileges belonging to either Party (or as to which any Party is entitled to assert) not heretofore waived, that relate to the Consulting Business or the Retained Business, including, without limitation, privileges arising under or relating to the attorney-client relationship and the attorney-client, accountant-client and work product privileges (collectively, the "Privileges" and, individually, a "Privilege").

          (b) With respect to matters relating to the Retained Business, (i) KPMG shall have the sole authority in perpetuity to determine whether to assert or waive any or all Privileges; (ii) Consulting shall take no action (nor permit any of its Subsidiaries to take any action) without the prior written consent of KPMG that could result in any waiver of any Privilege that could be asserted by KPMG or any Retained Subsidiary under applicable law and this Agreement and
(iii) KPMG shall not take any action which could impair a Privilege of Consulting without first notifying and consulting with Consulting in respect of such action.

          (c) With respect to matters relating to the Consulting Business, (i) Consulting shall have the sole authority in perpetuity to determine whether to assert or waive any or all Privileges;

(ii) KPMG shall take no action (nor permit any of the Retained Subsidiaries to take any action) without the prior written consent of Consulting that could result in any waiver of any Privilege that could be asserted by Consulting or any of its Subsidiaries under applicable law and this Agreement and (iii) Consulting shall not take any action which could impair a Privilege of KPMG without first notifying and consulting with KPMG in respect of such action.

          (d) The rights and obligations created by this Section 9.5 shall apply to all Information as to which, but for the Separation, either Party would have been entitled to assert or has asserted the protection of a Privilege ("Privileged Information"). Privileged Information of KPMG includes but is not limited to (i) any and all Information existing prior to the Separation regarding the Retained Business but which after the Separation is in the possession of Consulting or any of the Transferred Subsidiaries; (ii) all communications subject to a Privilege occurring prior to the Separation between counsel for KPMG or any of the Retained Subsidiaries (including in-house counsel and former in-house counsel who will become employees of Consulting or the Transferred Subsidiaries) and any person who, at the time of the communication, was a partner, principal or employee of KPMG or any of the Retained Subsidiaries, regardless of whether such a partner, principal or employee is or becomes a partner, principal or employee of either Party; and (iii) all Information generated, received or arising after the Effective Date that refers or relates to Privileged Information generated, received or arising prior to the Effective Date. Privileged Information of Consulting includes but is not limited to (x) any and all Information generated prior to the Separation regarding the Consulting Business but which after the Separation is in the possession of KPMG or any of the Retained Subsidiaries; (y) all communications subject to a Privilege occurring prior to the Separation between counsel for Consulting or any of the Transferred Subsidiaries (including in-house counsel and former in-house counsel who will continue to be partners, principals or employees of KPMG or the Retained Subsidiaries) and any person who, at the time of the communication, was engaged in the Consulting Business, regardless of whether such partner, principal or employee is or becomes a partner, principal or employee of either Party; and (z) all Information generated, received or arising after the Effective Date that refers or relates to Privileged Information generated, received or arising prior to the Effective Date.

          (e) Upon receipt by KPMG or Consulting, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other Party or if KPMG or Consulting, as the case may be, obtains knowledge that any current or former partner, principal or employee of KPMG or Consulting, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other Party, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 9.5 or otherwise to prevent the production or disclosure of Privileged Information. Each Party agrees that it will not produce or disclose to any third party any Information that may be covered by a Privilege under this Section 9.5 unless (i) the other Party has provided its express written consent to such production or disclosure (which consent will not be unreasonably withheld), or (b) a court of competent jurisdiction has entered a final, nonappealable order finding that the Information is not entitled to protection from disclosure under any applicable Privilege.

          (f) KPMG's transfer of books and records and other Information to Consulting, KPMG's agreement to permit Consulting to possess Privileged Information of KPMG occurring or generated prior to the Effective Date and Consulting's agreement to permit KPMG to possess Privileged Information of Consulting occurring or generated prior to the Effective Date, are made in reliance on Consulting's and KPMG's respective agreements, as set forth in this
Section 9.5, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by either Party. The access to Information being granted pursuant to Section 9.1, the agreement to provide witnesses and individuals pursuant to
Section 9.2 and the disclosure to Consulting and KPMG of Privileged Information relating to the Consulting Business or the Retained Business pursuant to this Agreement in connection with the Separation shall not be asserted by KPMG or Consulting to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 9.5 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to KPMG and Consulting in, or the obligations imposed upon KPMG and Consulting by, this Section 9.5.

          SECTION 9.6 SERVICE OF PROCESS. Nothing in this Agreement shall be deemed to constitute an authorization by either Party to permit the other Party to accept service of process on its behalf, and neither Party is or shall be deemed to be the agent of the other Party for service of process purposes.

                                   ARTICLE X

                       CONDITIONS PRECEDENT TO SEPARATION

          The obligation of KPMG to effect the Separation is subject to the satisfaction or the waiver by KPMG (if permissible) at or prior to the Effective Date of each of the following conditions:

          SECTION 10.1 NO ACTIONS. No action shall have been instituted or threatened by or before any court or administrative body to restrain, enjoin or otherwise prevent the Separation or the other transactions contemplated hereby, and no order, injunction or decree issued by any court of competent jurisdiction shall be in effect restraining the Separation or such other transactions.

          SECTION 10.2 CONSENTS. All material authorizations, consents, approvals and clearances of all federal, state, local and foreign governmental agencies and any other Person required to permit the valid consummation of the transactions contemplated herein shall have been obtained without any conditions being imposed that would have a material adverse effect on Consulting.

          SECTION 10.3 PRE-SEPARATION TRANSACTIONS. The pre-Separation transactions contemplated by Articles III and IV of this Agreement shall have been consummated in all material respects.

          SECTION 10.4 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and each of such agreements shall be in full force and effect.

          SECTION 10.5 BOARD APPROVAL. The Boards of Directors of KPMG and Consulting, Inc. and the sole Member of LLC each shall have duly approved the Separation and the transactions contemplated hereby.

          SECTION 10.6 KPMG PARTNER APPROVAL. The partners and principals of KPMG shall have duly approved the Separation and the transactions contemplated hereby and such approval shall not have been revoked or modified subsequent to August 31, 1999.

          SECTION 10.7 ELECTION OF CONSULTING BOARD. The Board of Directors of Consulting as set forth on Schedule 4.1 shall have been duly elected.

          SECTION 10.8 SATISFACTION OF CONDITIONS. The satisfaction of such conditions shall not create any obligations on the part of KPMG or any other Party hereto to effect the Separation or in any way limit KPMG's power of termination set forth in Section 14.9.

          SECTION 10.9 TAX OPINION. The Board of Directors of KPMG shall have received a tax opinion from King and Spalding, which, in the absolute discretion of the Board of Directors, satisfactorily addresses certain tax matters relating to the Separation and the Private Placement.

                                   ARTICLE XI

                           EXPENSES; TRANSACTION TAXES

          SECTION 11.1 ALLOCATION OF EXPENSES. (a) Each Party shall absorb all costs associated with the dedication of internal resources and personnel to the Separation and/or the Private Placement at all times prior to the Effective Date.

          (b) All of the out-of-pocket costs of professional services firms incurred in connection with the Separation and/or the Private Placement shall be borne 60% by KPMG and 40% by Consulting, provided, however, that Consulting shall bear 100% of any costs of Grant Thornton LLP in connection therewith.

          SECTION 11.2 TRANSACTION TAXES. KPMG will determine the amount of sales, transfer, V.A.T. or other similar Taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer Taxes and real estate recording fees but not patent, copyright and trademark recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). KPMG and/or Consulting as the case may be, agree to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes.




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

                                  ARTICLE XII

              SURVIVAL, INDEMNIFICATION, CLAIMS AND OTHER MATTERS

          SECTION 12.1 SURVIVAL. Notwithstanding the termination of any Ancillary Agreement, all covenants and agreements of KPMG and Consulting contained in this Agreement shall survive the Effective Date indefinitely, unless a specific survival or other applicable period is expressly set forth therein.

          SECTION 12.2 INDEMNIFICATION. (a) KPMG shall indemnify, defend and hold harmless Consulting and each of its Affiliates, directors, officers, employees and agents (collectively, the "Consulting Indemnified Parties") from and against any and all Claims or Losses incurred or suffered by the Consulting Indemnified Parties in connection with or arising out of or due to, directly or indirectly:

               (i) the conduct and operation of the Retained Business conducted by KPMG or its Subsidiaries, Affiliates or predecessors on or at any time prior to or following the Effective Date;

               (ii) the assets owned by KPMG or its Subsidiaries other than the Transferred Assets;

               (iii) the Liabilities and obligations (including the Retained Liabilities) of KPMG or its Subsidiaries other than the Assumed Liabilities; and

               (iv) the breach by KPMG or any of its Subsidiaries of any representation, covenant or agreement set forth in this Agreement (including, without limitation, Article VIII) or any Conveyancing and Assumption Instruments.

          (b) Consulting shall indemnify, defend and hold harmless KPMG and each of its Affiliates, partners, principals, officers, employees and agents (collectively, the "KPMG Indemnified Parties") from and against any and all Claims or Losses incurred or suffered by the KPMG Indemnified Parties in connection with or arising out of or due to, directly or indirectly:

               (i) the conduct and operation of the Consulting Business as conducted by KPMG or its Subsidiaries, Affiliates or predecessors on or at any time prior to the Effective Date and as conducted by Consulting after the Effective Date;

               (ii) the Transferred Assets;

               (iii) the Assumed Liabilities;

               (iv) the Transferred Subsidiaries;

               (v) the breach by Consulting or any of its Subsidiaries of any representation, covenant or agreement set forth in this Agreement (including, without limitation, Article VIII) or any Conveyancing and Assumption Instruments;

               (vi) the Indemnifiable matters set forth in Section 5.3; and

               (vii) the instigation, continuance, or expansion of any investigation, inquiry, hearing, claim, suit or other proceeding by or before any governmental body or before an accounting regulatory body (including, without limitation, the Securities and Exchange Commission, the American Institute of Certified Public Accountants, the state boards of accountancy of the various states, and any successor to any of the foregoing) in connection with or arising out of or due to, directly or indirectly, the circumstances described in
          Section 12.2(b)(i).

(c) EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE INDEMNITY OBLIGATION UNDER THIS
SECTION 12.2 SHALL APPLY NOTWITHSTANDING ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNIFIED PARTY AND SHALL APPLY WITHOUT REGARD TO WHETHER THE LOSS, LIABILITY, CLAIM, DAMAGE, COST OR EXPENSE FOR WHICH INDEMNITY IS CLAIMED HEREUNDER IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY, NEGLIGENCE, ARISES AS AN OBLIGATION FOR CONTRIBUTION OR OTHERWISE.

               (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL KPMG BE LIABLE TO ANY CONSULTING INDEMNIFIED PARTY, OR CONSULTING BE LIABLE TO ANY KPMG INDEMNIFIED PARTY, UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL (EXCEPT WITH RESPECT TO LIABILITY UNDER SECTION 6.5 HEREOF) OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS OR LOSS OR DIMINUTION OF REVENUES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEPT TO THE EXTENT THAT SUCH LIABILITY HAS BEEN ASSERTED BY A THIRD PARTY AGAINST A PARTY ENTITLED TO INDEMNIFICATION HEREUNDER.

          SECTION 12.3 PROCEDURE FOR INDEMNIFICATION. (a) If any third party shall make any claim or commence any arbitration proceeding or suit against any one or more of the Indemnified Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Consulting under
Section 12.2(b) or against KPMG under Section 12.2(a), such Indemnified Parties shall promptly give written notice to the Indemnifying Party of such third party claim, arbitration proceeding or suit and the following provisions shall apply. The notice shall state that the Indemnified Party is seeking indemnification pursuant to this Agreement. For purposes of this Section 12.3(a), the foregoing notice shall be deemed to have been given by KPMG to Consulting with respect to each item listed on Schedule 6.5(a).

          (b) The Indemnifying Party shall have 20 business days after receipt of the notice referred to in Section 12.3(a) to notify the Indemnified Party that it elects to conduct and control the defense of such claim, proceeding or suit. If the Indemnifying Party does not give the foregoing notice of its election, the Indemnified Party shall have the right to defend, contest, settle or compromise such claim, proceeding or suit in the exercise of its exclusive discretion subject to Section 12.3(d) and the Indemnifying Party shall, upon request from any of the Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this Section 12.3(b) and Section 12.3(c), the amount of any Claim or Loss resulting from their liability to the third party claimant.

          (c) Except as otherwise provided pursuant to this Article XII, if the Indemnifying Party gives notice of its election to conduct and control the defense, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at the Indemnifying Party's sole expense, the conduct and settlement of such claim, proceeding or suit, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Party;
(iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by the Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel and the reimbursement of such fees and expenses by the Indemnifying Party or (B) the named parties to any such claim, proceeding or suit include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party shall be reimbursed by the Indemnifying Party to the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this Article XII the Indemnified Party for the full amount of any Claim or Loss resulting from such claim, proceeding or suit and all related expenses incurred by the Indemnified Party, in each case, as incurred. In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim. In no event may the Indemnified Party settle any claim, suit or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, proceeding or suit, provided, however that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as a Claim or Loss under this Article XII.

          (d) If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided in
Section 12.3(b), (i) the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Party to monitor the conduct or settlement of such claim by the Indemnified Party, and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such action or suit as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party and (ii) the Indemnified Party may not settle any claim, suit or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (e) In the event any claim, proceeding or suit arises on or after the Effective Date in which (i) KPMG is the Indemnified Party and (ii) a proposed settlement of the claim, proceeding or suit will, in the reasonable good faith judgment of KPMG, adversely affect the Retained Business or the conduct of the Retained Businesses, Consulting may not settle such claim, proceeding or suit without the prior written consent of KPMG, which consent shall not be unreasonably withheld.

          (f) Notwithstanding any provision herein to the contrary, with respect to any Consulting Assumed Action set forth in Schedule 6.5(a) or any Consulting Transferred Action set forth on Schedule 3.1(h), KPMG shall have the right to undertake, conduct and control, through counsel reasonably acceptable to Consulting, and at Consulting's sole expense, the conduct and settlement of such claim, proceeding or suit and Consulting shall cooperate with KPMG in connection therewith, provided that (i) KPMG shall not permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of Consulting; (ii) KPMG shall not thereby permit any injunction against Consulting; (iii) KPMG shall permit Consulting and counsel chosen by Consulting and reasonably acceptable to KPMG to monitor such conduct or settlement and shall provide Consulting and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by Consulting; and (iv) Consulting shall agree promptly to reimburse to the extent required under this
Article XII KPMG for the full amount of any Claim or Loss resulting from such claim, proceeding or suit and all related expenses incurred by KPMG, in each case, as incurred and provided, further, that in no event shall KPMG settle any such claim, suit or proceeding without the prior written consent of Consulting, which consent shall not be unreasonably withheld.

          (g) Notwithstanding any provision herein to the contrary, with respect to Section 12.2(b)(viii), KPMG shall have the right to undertake, conduct and control, through counsel reasonably acceptable to Consulting, and at Consulting's sole expense, the conduct and settlement of such investigation, inquiry, hearing, claim, proceeding or suit, Consulting shall cooperate with KPMG in connection therewith, provided that (i) KPMG shall not permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of Consulting; (ii) KPMG shall not thereby permit any injunction against Consulting; (iii) KPMG shall permit Consulting and counsel chosen by Consulting and reasonably acceptable to KPMG to monitor such conduct or settlement and shall provide Consulting and such counsel with such information regarding such investigation, inquiry, hearing, claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by Consulting; and (iv) Consulting shall agree promptly to reimburse to the extent required under this Article XII KPMG for the full amount of any Claim or Loss resulting from such investigation, inquiry, hearing, claim, proceeding or suit and all related expenses incurred by KPMG, in each case, as incurred and provided, further, that in no event shall KPMG settle any such investigation, inquiry, hearing, claim, suit or proceeding without the prior written consent of Consulting, which consent shall not be unreasonably withheld.

          (h) In respect of all claims, proceedings or suits in respect of which indemnification is sought pursuant to this Article XII, the Party conducting and controlling the defense shall (i) permit the other Party to monitor the conduct or settlement of such claim, proceeding or suit and shall provide the other Party and counsel for the other Party with such



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

information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific) and (ii) regularly consult with the other Party regarding the conduct or settlement of such claim, proceeding or suit.

          SECTION 12.4 DIRECT CLAIMS. Any claim for indemnity on account of a Claim or Loss made directly by the Indemnified Party against the Indemnifying Party and which does not result from a third party claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in Article XIII.

          SECTION 12.5 ADJUSTMENT OF INDEMNIFIABLE LOSSES. (a) The amount which an Indemnifying Party is required to pay to an Indemnified Party shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnified Party in respect of the related Claim or Loss. If an Indemnified Party shall have received an Indemnity Payment in respect of a Claim or Loss and shall subsequently actually receive insurance proceeds or the other amounts in respect of such Claim or Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the lesser of (1) the amount of such insurance proceeds or other amounts actually received and (2) the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

          (b) If any Indemnified Party realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred a Claim or Loss for which such Indemnified Party receives an Indemnity Payment from an Indemnifying Party (or by reason of the receipt of any Indemnity Payment), then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account, without limitation, any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnified Party by reason of having incurred a Claim or Loss (or by reason of the receipt of any Indemnity Payment) shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or loss or inclusion in income for such period resulting from such Claim or Loss (or the receipt of any Indemnity Payment or additional amount), as the case may be (without regard to whether such deduction or loss or such inclusion in income results in any actual decrease or increase in Tax liability for such period), by
(ii) the highest applicable marginal Tax rate for such period



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

(provided, however, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this Section 12.5(b) with respect to a Tax benefit or Tax detriment realized by an Indemnified Party in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the Party filing such return.

          (c) In the event that an Indemnity Payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

               (i) with respect to a Claim or Loss arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

               (ii) with respect to a Claim or Loss covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Claim or Loss with the Indemnifying Party; and

               (iii) with respect to a Claim or Loss not covered by clause (i) or (ii) above, the Foreign Exchange Rate for such currency shall be determined as of the date that notice of the claim with respect to such Claim or Loss shall be given to the Indemnified Party.

          SECTION 12.6 CONTRIBUTION. If the indemnification provided for in
Section 12.2 is unavailable to an Indemnified Party as a matter of law in respect of any Claim or Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Loss in such proportion as is appropriate to reflect the relative fault of the Consulting Indemnified Parties (a "Consulting Party"), on the one hand, and the KPMG Indemnified Parties (a "KPMG Party"), on the other hand.

          SECTION 12.7 NO THIRD PARTY BENEFICIARIES. Except to the extent expressly provided otherwise in this Article XII, the indemnification and contribution provided for in this Agreement or any Ancillary Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer or other third party who would otherwise be obligated to pay any claim or the responsibility with respect thereto or, solely by virtue of the indemnification and contribution provisions hereof, provide any subrogation rights with respect thereto, and each Party agrees to waive such rights against the other to the fullest extent permitted.



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                                  ARTICLE XIII

                               DISPUTE RESOLUTION

          SECTION 13.1 ESCALATION. If a dispute, claim or controversy arises out of or arises in connection with this Agreement, any of the Ancillary Agreements or any other agreement entered into in accordance with this Agreement, including, but not limited to, the termination or validity thereof or any matter involving a Claim or Loss (a "Dispute"), KPMG and Consulting agree to use the following procedures, in lieu of either Party pursuing other available remedies, to resolve the Dispute. The Parties agree that they will first attempt to settle any Dispute arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the Dispute. Prior to taking action as provided in Section 13.2, the Parties shall first submit the Dispute to an appropriate corporate officer or partner of each Party for resolution, and if such corporate officers and partners are unable to resolve such Dispute, either Party may request that their respective chief executive officers, or their respective delegees, attempt to resolve such Dispute. The officers or delegees to whom any such claim or controversy is submitted shall attempt to resolve the Dispute through good faith negotiations over a reasonable period, not to exceed 30 days in the aggregate unless otherwise agreed. Such 30 day period shall be deemed to commence on the date of a notice from either Party describing the particular Dispute.

          SECTION 13.2 SUBMISSION TO MEDIATION. If, within 30 days after such meeting of officers or delegees, the Parties have not succeeded in negotiating a resolution of the Dispute, KPMG and Consulting agree to refer the matter to a panel consisting of one (1) senior partner or principal or the delegee thereof from KPMG and one (1) executive officer or the delegee thereof from Consulting (which individuals or delegees shall not have been, as much as practicable, directly involved in the Dispute) for review and resolution. These individuals are referred to herein as the "Senior Executives." Upon such referral, the Senior Executives or delegees shall review the following materials provided by KPMG and Consulting: a copy of the terms of this Agreement and a concise (less than 10 page) summary of the basis of each Party's contentions, including the relevant facts and areas of disagreement. If the Dispute cannot be resolved by the Senior Executive panel pursuant to this Section 13.2 within 30 days of the referral of such Dispute, KPMG and Consulting may then pursue the remedies contemplated by Sections 13.3 and 13.4.

          SECTION 13.3 ARBITRATION. Any Dispute that is not resolved by negotiations pursuant to Section 13.1 and 13.2 will, upon written notice by either Party to the other Party involved in the Dispute, shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. Within ten (10) business days after the commencement of arbitration, each Party shall select one person to act as arbitrator and the two arbitrators so selected shall select a third arbitrator within ten (10) business days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such time period, the third arbitrator shall be selected by the AAA within the (10) business days following a written request by any of the Parties to the AAA. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English. It is understood and agreed by the Parties that money damages might not be a sufficient remedy for any breach of this Agreement, and that, notwithstanding anything else set



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forth in this Section 13.3 concerning the arbitration of Disputes and the procedure for such arbitration, and pending the outcome of any such arbitration, the Parties shall be entitled to seek and obtain, in accordance with Section
14.2 injunctive relief as a provisional remedy for any such breach, which shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other provisional remedies available at law or equity. The prevailing Party in the arbitration shall be entitled, in addition to such other relief as may be granted, to its reasonable attorney's fees and other costs reasonably incurred in such arbitration. The Parties specifically agree to be bound by the decisions rendered by the arbitration panel provided for herein and agree not to submit a Dispute subject to this Section 13.3 to any national, federal, state, provincial, local or other court or arbitration association except as may be necessary to enforce the decision rendered by the arbitrators.

          SECTION 13.4 INJUNCTIVE RELIEF. Nothing contained in this Article XIII shall prevent either Party from resorting to judicial process, in accordance with Section 14.2 if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one Party or to others or to maintain the status quo before, during or after the commencement of the mediation process set forth in this Article XIII. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either Party's right to assert any claim or defense.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

          SECTION 14.1 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto, the Ancillary Agreements and the Conveyancing and Assumption Instruments constitute the only agreements between the Parties with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein.

          SECTION 14.2 CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in New York. Any lawsuit arising from or related to this Agreement may be brought, to the extent permitted in
Section 13.3, 13.4 and 14.14, in any state court in the City of New York in the State of New York and in the United States District Courts located in the Borough of Manhattan, New York, New York. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by New York law.

          SECTION 14.3 AMENDMENT; WAIVER. Except as provided in Section 6.8(b), no amendment or modification of the terms of this Agreement shall be binding on any Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The waiver by any Party of any particular default by the other Party shall not affect or impair the rights of the Party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either Party to exercise any right arising from any default by the other Party affect or impair any rights which the nondefaulting Party may have with respect to the same or any future default.

          SECTION 14.4 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the Parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Without limiting the generality of the foregoing, if any provision of this Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed.

          SECTION 14.5 COUNTERPARTS; SIGNATURES. (a) For convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

          (b) Each Party hereto acknowledges that it and each other Party hereto may execute this Agreement, the Ancillary Agreements and any other agreement, certificate or document contemplated herein or therein or related hereto by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it will as promptly as reasonably practicable cause this Agreement, any such Ancillary Agreement and any other agreement, certificate or document contemplated herein or therein or related hereto to be manually executed (any such execution to be as of the date of the initial date thereof).

          SECTION 14.6 RECORDS RETENTION. Except when a longer retention period is otherwise required by law or agreed to in writing, each Party will retain all Information obtained or created in the course of performance hereunder in accordance with its own records retention guidelines existing from time to time. Each Party has advised the other of its respective guidelines as in effect on the Effective Date and will advise the other Parties of any subsequent changes therein. Each Party hereto agrees that upon written request from the other that certain Information relating to the Consulting Business, the Separation or the transactions contemplated hereby be retained in connection with a Consulting Assumed Action, a Consulting Transferred Action, a KPMG Assumed Action or a KPMG Action, the Parties shall preserve and not destroy or dispose of such Information without the consent of the requesting Party. Each Party shall provide 30 days' prior notice to the other Party before destroying any Information. If a Party shall request in writing prior to the scheduled date for the destruction or disposal of any Information that any of the Information proposed to be destroyed or disposed of be delivered to such requesting Party, the other Parties shall promptly arrange for the delivery of the Information so requested, and the requesting Party shall pay the reasonable out-of-pocket costs, which costs shall not include legal fees, of the delivering Party in connection therewith; provided, however,



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nothing in this Section 14.6 shall require the delivery of any Information which
(i) in the Party's good faith judgment could result in a waiver of any Privilege or (ii) such Party is not permitted to deliver because of any law or confidentiality obligation with a third party with respect to which such Party shall use its reasonable efforts to obtain a waiver of or other relief from such confidentiality restriction. The provisions of this Section 14.6 shall not prejudice the rights or alter the obligations of the Parties under any of the Ancillary Agreements with respect to records retention.

          SECTION 14.7 BENEFICIARIES. Except for the provisions of Section 12.2 hereof, this Agreement is solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in addition to those existing without reference to this Agreement.

          SECTION 14.8 NOTICES. All notices which any Party may be required or desire to give to another Party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other Parties at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the Party to be notified. Notices delivered by telecopy shall also be confirmed in writing by the sending Party by overnight courier and shall be deemed to be given upon actual receipt by the Parties to be notified.

                  If to KPMG:

                           KPMG LLP
                           345 Park Avenue
                           New York, NY 10154
                           Attention:  Chairman
                           Facsimile:  (212) 909-5007

                  If to Consulting, Inc.:

                           KPMG Consulting, Inc.
                           1676 International Drive
                           McLean, Virginia  22102
                           Attention:  Chief Executive Officer
                           Facsimile:  (703) 747-4832

                  If to LLC:

                           KPMG Consulting, Inc.
                           1676 International Drive
                           McLean, Virginia  22102
                           Attention:  Chief Executive Officer
                           Facsimile:  (703) 747-4832

A Party may change its address or addresses set forth above by giving the other Party notice of such change in accordance with the provisions of this Section.





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          SECTION 14.9 TERMINATION. Notwithstanding any provision hereof, this
Agreement may be terminated and the Separation abandoned at any time prior to the Effective Date by and in the sole discretion of the Board of Directors of KPMG without the approval of any Person. In the event of such termination, no Party shall have any liability to any Person by reason of this Agreement.

          SECTION 14.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          SECTION 14.11 PERFORMANCE. Each Party shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

          SECTION 14.12 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other Parties hereto or thereto.

          SECTION 14.13 PUBLICITY. Prior to the Separation, each of the Parties shall consult with each other Party prior to issuing any press releases or otherwise making public statements with respect to the Separation or any of the other transactions contemplated hereby and prior to making any filings with any governmental authority with respect thereto.

          SECTION 14.14 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

          SECTION 14.15 LIMITATION. The Parties understand and acknowledge that this Agreement is among KPMG, Consulting, Inc. and LLC and that their respective partners, principals, officers, directors, shareholders and members are not liable hereunder in their capacity as such.


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                  IN WITNESS WHEREOF, the Parties hereto have caused this
Amended and Restated Separation Agreement to be signed by their authorized representatives as of the date first above written.


                                            KPMG LLP


                                            By:
                                                Name:
                                                Title:


                                            KPMG CONSULTING, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            KPMG CONSULTING, INC.


                                            By:
                                                Name:
                                                Title:




                                 Signature Page
                                     to the
                              Amended and Restated
                              Separation Agreement